SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒   Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

RITA MEDICAL SYSTEMS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transactions applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

RITA MEDICAL SYSTEMS, INC.

967 N. Shoreline Blvd.

Mountain View, California 94043

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 8, 2005

On Wednesday, June 8, 2005, RITA Medical Systems, Inc., a Delaware corporation (the “Company”), will hold its 2005 Annual Meeting of Stockholders (the “Meeting”) at Heller Ehrman LLP, located at 275 Middlefield Road, Menlo Park, California 94025. The Meeting will begin at 9:00 a.m. local time.

Only stockholders who owned shares of our common stock at the close of business on April 11, 2005 can vote at the Meeting or any adjournment that may take place. At the Meeting you will be asked to:

•	Elect three Class II directors to serve until the annual meeting of the Company’s stockholders for the year ending December 31, 2008;

•	Approve the 2005 Stock and Incentive Plan;

•	Amend the 2000 Directors’ Stock Option Plan to, among other things, (i) increase the number of shares of common stock issuable under the Directors’ Plan by an additional 500,000 shares, to an aggregate of 1,000,000 shares (approximately 2.4% of the outstanding shares as of April 11, 2005), (ii) increase the number of shares subject to options granted to nonemployee directors in connection with their initial appointment to the Board of Directors (the “Board”) (from 25,000 shares) to 35,000 shares, (iii) increase the number of shares subject to options granted as of each annual meeting of stockholders to nonemployee directors in connection with their continued service on the Board (from 10,000 shares) to 20,000 shares, (iv) add new automatic annual option grants of 30,000 shares as of each annual meeting of stockholders to a nonemployee director who is serving as Chairman of the Board of the Company (in lieu of the 20,000-share annual option grant that other nonemployee directors will receive), (v) add new automatic annual option grants of 5,000 shares as of each annual meeting of stockholders to each nonemployee director who is at that time serving on a committee of the Board, (vi) add new automatic annual option grants of 2,000 shares as of each annual meeting of stockholders to each nonemployee director who is at that time serving as a chairperson of a committee of the Board (in addition to the 5,000-share option grant the director would be entitled to receive for serving on a committee as described above), (vii) provide that the number of shares to be granted subject to each automatic option grant as described above will automatically increase each year (beginning in 2006) by 3% of the number of shares subject to that type of automatic option grant for the previous year, (viii) provide that all options granted to nonemployee directors upon their initial appointment to the Board shall vest and become exercisable as to 1/36th of the total option shares each month following the grant date assuming continued service on the Board throughout such period (compared to 1/48th monthly vesting under the current terms of the 2000 Directors’ Stock Option Plan), (ix) provide that all options granted to nonemployee directors as of the date of the Company’s annual meeting of stockholders shall vest and become exercisable, assuming continued service on the Board throughout such period, as of the earlier of (a) the one year anniversary of the date of grant of the option and (b) the date immediately preceding the date of the annual meeting of the Company’s stockholders for the year following the year of grant of the option, and (x) permit nonemployee directors eligible to receive any Board retainer payment to elect to receive such payment in the form of shares of our common stock issued under the 2000 Directors’ Stock Option Plan;

•	Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the current fiscal year; and

•	Transact any other business properly brought before the Meeting.

You can find more information about each of these items, including the nominees for directors, in the attached Proxy Statement.

Our Board of Directors recommends that you vote in favor of each of the four proposals outlined in the Proxy Statement.

We cordially invite all stockholders to attend the Meeting in person. However, whether or not you expect to attend the Meeting in person, please mark, date, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Meeting. If you send in your proxy card and then decide to attend the Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

At the Meeting, we will also report on our business results and other matters of interest to stockholders.

By Order of the Board of Directors,

/s/    Joseph DeVivo

Joseph DeVivo, President and Chief Executive Officer

Mountain View, California

May 2, 2005

This Notice of Annual Meeting of Stockholders together with the attached Proxy Statement and Annual Report for the fiscal year ended December 31, 2004 will be mailed to stockholders on or about May 4, 2005.

RITA MEDICAL SYSTEMS, INC.

967 N. Shoreline Blvd.

Mountain View, California 94043

PROXY STATEMENT

FOR THE

2005 ANNUAL MEETING OF STOCKHOLDERS

June 8, 2005

Our Board of Directors is soliciting proxies for the 2005 Annual Meeting of Stockholders. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.

The Board set April 11, 2005 as the record date for the Annual Meeting. Stockholders of record who owned our common stock on that date are entitled to vote at and attend the Annual Meeting, with each share entitled to one vote. 41,496,759 shares of common stock were outstanding on the record date.

Voting materials, which include this Proxy Statement, a proxy card and the 2004 Annual Report, will be mailed to stockholders on or about May 4, 2005.

In this Proxy Statement:

•	“We”, “us”, “our” and the “Company” refer to RITA Medical Systems, Inc.

•	“Annual Meeting” or “Meeting” means our 2005 Annual Meeting of Stockholders.

•	“Board of Directors” or “Board” means our Board of Directors.

•	“SEC” means the Securities and Exchange Commission.

Effective May 2, 2005, the Company’s principal executive offices are located at 46421 Landing Parkway, Fremont, California 94538.

We have summarized below important information with respect to the Annual Meeting.

Time and Place of the Annual Meeting

The Annual Meeting is being held on Wednesday, June 8, 2005 at 9:00 a.m. local time at Heller Ehrman LLP, located at 275 Middlefield Road, Menlo Park, California 94025.

All stockholders who owned shares of our common stock as of April 11, 2005, the record date, may attend the Annual Meeting.

Purpose of the Proxy Statement and Proxy Card

You are receiving a Proxy Statement and proxy card from us because you owned shares of our common stock on April 11, 2005, the record date. This Proxy Statement describes proposals on which we would like you, as a stockholder, to vote. It also gives you information on these proposals so that you can make an informed decision.

When you sign the proxy card, you appoint Joseph DeVivo and Donald Stewart as your representatives at the Annual Meeting. Joseph DeVivo and Donald Stewart will vote your shares at the Annual Meeting as you have instructed them on the proxy card. This way, your shares will be voted whether or not you attend the

Annual Meeting. Even if you plan to attend the Annual Meeting it is a good idea to complete, sign and return your proxy card in advance of the Annual Meeting just in case your plans change. If you attend the Annual Meeting and decide to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures described below.

Proposals to be Voted on at This Year’s Annual Meeting

You are being asked to vote on:

•	The election of three directors to serve on our Board of Directors.

•	The approval of the 2005 Stock and Incentive Plan.

•	The amendments to the 2000 Directors’ Stock Option Plan (the “Directors’ Plan”) to, among other things, (i) increase the number of shares of common stock issuable under the Directors’ Plan by an additional 500,000 shares, to an aggregate of 1,000,000 shares (approximately 2.4% of the outstanding shares as of April 11, 2005), (ii) increase the number of shares subject to options granted to nonemployee directors in connection with their initial appointment to the Board (from 25,000 shares) to 35,000 shares, (iii) increase the number of shares subject to options granted as of each annual meeting of stockholders to nonemployee directors in connection with their continued service on the Board (from 10,000 shares) to 20,000 shares, (iv) add new automatic annual option grants of 30,000 shares as of each annual meeting of stockholders to a nonemployee director who is serving as Chairman of the Board of the Company (in lieu of the 20,000-share annual option grant that other nonemployee directors will receive), (v) add new automatic annual option grants of 5,000 shares as of each annual meeting of stockholders to each nonemployee director who is at that time serving on a committee of the Board, (vi) add new automatic annual option grants of 2,000 shares as of each annual meeting of stockholders to each nonemployee director who is at that time serving as a chairperson of a committee of the Board (in addition to the 5,000-share option grant the director would be entitled to receive for serving on a committee as described above), (vii) provide that the number of shares to be granted subject to each automatic option grant as described above will automatically increase each year (beginning in 2006) by 3% of the number of shares subject to that type of automatic option grant for the previous year, (viii) provide that all options granted to nonemployee directors upon their initial appointment to the Board shall vest and become exercisable as to 1/36th of the total option shares each month following the grant date assuming continued service on the Board throughout such period (compared to 1/48th monthly vesting under the current terms of the Directors’ Plan), (ix) provide that all options granted to nonemployee directors as of the date of the Company’s annual meeting of stockholders shall vest and become exercisable, assuming continued service on the Board throughout such period, as of the earlier of (a) the one year anniversary of the date of grant of the option and (b) the date immediately preceding the date of the annual meeting of the Company’s stockholders for the year following the year of grant of the option, and (x) permit nonemployee directors eligible to receive any Board retainer payment to elect to receive such payment in the form of shares of our common stock issued under the Directors’ Plan.

•	The ratification of our appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the current fiscal year.

Our Board recommends a vote FOR each proposal.

Voting Procedure

You may vote by mail.

To vote by mail, please sign your proxy card and return it in the enclosed, prepaid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct. If you do not mark any voting instructions on the proxy card, your shares will be voted FOR the director nominees identified in this Proxy Statement, FOR the approval of the 2005 Stock and Incentive Plan, FOR the amendments to the 2000 Directors’ Stock Option Plan, FOR the ratification of our independent registered public accounting firm identified in this Proxy Statement and as the proxy holders deem desirable for any other matters that may come before the Annual Meeting.

You may vote in person at the Annual Meeting.

We will pass out written ballots to anyone who wants to vote at the Annual Meeting. If you hold your shares in street name, you must request a legal proxy from your stockbroker in order to vote at the Annual Meeting. Holding shares in “street name” means your shares of common stock are held in an account by your stockbroker, bank, or other nominee, and the stock certificates and record ownership are not in your name. If your shares are held in “street name” and you wish to attend the Annual Meeting, you must notify your broker, bank or other nominee and obtain the proper documentation to vote your shares at the Annual Meeting.

You may change your mind after you have returned your proxy card.

If you change your mind after you return your proxy card, you make revoke your proxy at any time before the polls close at the Annual Meeting. You may do this by:

•	signing another proxy card with a later date, or

•	voting in person at the Annual Meeting.

Multiple Proxy Cards

If you received more than one proxy card, it means that you hold shares in more than one account. Please sign and return all proxy cards to ensure that all your shares are voted.

Quorum Requirement

Shares are counted as present at the Annual Meeting if the stockholder either:

•	is present and votes in person at the Annual Meeting, or

•	has properly submitted a proxy.

A majority of our outstanding shares as of the record date must be present at the Annual Meeting (either in person or by proxy) in order to hold the Annual Meeting and conduct business. This is called a “quorum”.

Consequences of Not Returning Your Proxy; Broker Non-Votes

If your shares are held in your name, you must return your proxy card (or attend the Annual Meeting in person) in order to vote on the proposals. If your shares are held in street name and you do not vote your proxy card, your brokerage firm may either:

•	vote your shares on routine matters, or

•	leave your shares unvoted.

Under the rules that govern brokers who have record ownership of shares that are held in “street name” for their clients, brokers may vote such shares on behalf of their clients with respect to “routine” matters (such as the election of directors or the ratification of auditors), but not with respect to non-routine matters (such as proposals authorizing the issuance of stock or options to directors, officers or employees or a proposal submitted by a stockholder). If the proposals to be acted upon at any meeting include both routine and non-routine matters, the broker may turn in a proxy card for uninstructed shares that votes FOR the routine matters, but expressly states that the broker is not voting on non-routine matters. This is called a “broker non-vote”.

At the Annual Meeting, broker non-votes will be counted for the purpose of determining the presence or absence of a quorum, but will not be counted for the purpose of determining the number of votes cast.

We encourage you to provide instructions to your brokerage firm by voting your proxy card. This ensures that your shares will be voted at the Annual Meeting.

Effect Of Abstentions

Abstentions are counted as shares that are present and entitled to vote for the purposes of determining the presence of a quorum and as votes AGAINST for purposes of determining the approval of any matter submitted to the stockholders for a vote.

Required Vote

Assuming a quorum is present, the three nominees receiving the highest number of yes votes will be elected as directors. The approval of the 2005 Stock and Incentive Plan, the amendments to the 2000 Directors’ Stock Option Plan and the ratification of our independent registered public accounting firm will require the affirmative vote of a majority of shares of our common stock present in person or represented by proxy and entitled to be voted on the proposal at the Annual Meeting.

Vote Solicitation; Use Of Outside Solicitors

RITA Medical Systems, Inc. is soliciting your proxy to vote your shares at the Annual Meeting. In addition to this solicitation by mail, our directors, officers, and other employees may contact you by telephone, Internet, in person or otherwise to obtain your proxy. These persons will not receive any additional compensation for assisting in the solicitation. We will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners. We will reimburse these entities and our transfer agent for their reasonable out-of-pocket expenses in forwarding proxy materials. Furthermore, we have retained the services of Georgeson Shareholder Communications, Inc., a proxy solicitor, to assist in the solicitation of votes. In addition to reasonable out-of-pocket expenses, Georgeson Shareholder Communications will receive a customary fee, which we estimate will be approximately $10,000.

Voting Procedures

Votes cast by proxy or in person at the Annual Meeting will be tabulated by U.S. Stock Transfer, who will act as the Inspector of Election. The Inspector of Election will also determine whether a quorum is present at the Annual Meeting.

The shares represented by the proxy cards received, properly marked, dated, signed and not revoked, will be voted at the Annual Meeting. If a proxy card specifies a choice with respect to any matter to be acted on, the shares will be voted in accordance with that specified choice. Any proxy card which is returned but not marked will be voted FOR the director nominees identified below, FOR the approval of the 2005 Stock and Incentive Plan, FOR the amendments to the 2000 Directors’ Stock Option Plan, FOR the ratification of the independent registered public accounting firm as discussed in this Proxy Statement, and as the proxy holders deem desirable for any other matters that may come before the Annual Meeting. Broker non-votes will not be considered as voting with respect to any matter for which the broker does not have voting authority.

We believe that the procedures to be used by the Inspector of Election to count the votes are consistent with Delaware law concerning voting of shares and determination of a quorum.

Publication Of Voting Results

We will announce preliminary voting results at the Annual Meeting. We will publish the final results in our quarterly report on Form 10-Q for the second quarter of 2005 which we will file with the SEC. You can get a copy by contacting our Investor Relations Department at (650) 314-3400 or on our website at www.ritamedical.com, by contacting the SEC at (800) 732-0330 for the location of the nearest public reference room, or through the EDGAR system at www.sec.gov.

2004 Annual Report

We have mailed a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2004 with this Proxy Statement. On or about May 2, 2005, we filed an amendment to this Annual Report on Form 10-K for the fiscal year ended December 31, 2004 in order to submit our management report on internal control over financial reporting and the related attestation report of our independent registered public accounting firm. You can get a copy of this amendment by contacting our Investor Relations Department at (650) 314-3400 or on our website at www.ritamedical.com, by contacting the SEC at (800) 732-0330 for the location of the nearest public reference room, or through the EDGAR system at www.sec.gov.

Other Business

We do not know of any business to be considered at the Annual Meeting other than the proposals described in this Proxy Statement. However, if any other business is properly presented at the Annual Meeting, your signed proxy card gives authority to Joseph DeVivo and Donald Stewart to vote on such matters at their discretion.

Proposals For 2006 Annual Meeting

To have your proposal included in our proxy statement for the 2006 Annual Meeting of Stockholders, you must submit your proposal before February 15, 2006 to RITA Medical Systems, Inc., 46421 Landing Parkway, Fremont, California 94538, Attn: Corporate Secretary.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Certificate of Incorporation divides our Board of Directors into three classes, with staggered three-year terms. The Class I directors, whose terms expire at the 2007 Annual Meeting of Stockholders, are Vincent Bucci and Scott Halsted (with one vacancy); the Class II directors, whose terms expire at the Annual Meeting, are James Brands, Thomas J. Dugan and Wesley E. Johnson, Jr.; and the Class III directors, whose terms expire at the 2006 Annual Meeting of Stockholders, are Joseph DeVivo, Randy Lindholm and Robert Tucker. You only elect one class of directors at each annual meeting. The other classes continue to serve for the remainder of their three-year terms. The Board has determined that a majority of the members of the Board, specifically Messrs. Brands, Bucci, Dugan, Halsted, Johnson and Tucker, are independent directors under the rules of the NASDAQ Stock Market.

The Class II directors are the nominees for re-election at the Annual Meeting. Each nominee has consented to serve an additional three-year term.

Vote Required

If a quorum is present, the three nominees receiving the highest number of affirmative votes of shares entitled to be voted for him or her will be elected as directors for the ensuing three years. Unless marked otherwise, proxies received will be voted FOR the election of the nominees named below. If additional people are nominated for election as a director, the proxy holders intend to vote all proxies received by them in a way that will ensure that the nominees listed below are elected.

Nominee for the Board of Directors

The names of the nominees, his age as of April 15, 2005 and certain other information about him is set forth below:

Name of Nominee	Age	Principal Occupation	Director Since
James E. Brands (1)	67	Principal, Brands & Co.	July 2004
Thomas J. Dugan (1)(2)	47	Consultant to medical device companies	November 2004
Wesley E. Johnson, Jr. (1)	47	Division Vice President, Finance at Abbott Spine	August 2003

(1)	Member of the Audit Committee of the Board.
(2)	Member of the Nominating/Corporate Governance Committee of the Board.

James E. Brands has served as a member of our Board since July 2004. Mr. Brands is the founder of Brands & Co., which provides business and financial consulting services, and has been active as Principal in such business from time to time since 1982. From April 2003 to July 2004, Mr. Brands served as a director of Horizon Medical Products, Inc., a medical device company. From April 1999 until September 2001, Mr. Brands served as Senior Executive Vice President of Able Telcom Holding Corp., whose principal businesses were development of telecommunications networks and “intelligent” highway systems throughout the United States and in other parts of the world. Mr. Brands holds an A.B. from Wesleyan University, an M.B.A. from the University of Chicago and a J.D. from Kennedy-Western University.

Thomas J. Dugan has served as a member of our Board since November 2004. Mr. Dugan currently acts as a consultant to medical device companies. From October 2002 to November 2004, Mr. Dugan served as President of InterVascular, Inc., a subsidiary of Datascope Corp., a medical device company. From April 2001 to December 2002, Mr. Dugan served as Corporate Vice President, Business Development for Datascope. Prior to joining Datascope, Mr. Dugan was Vice President of Marketing for United States Surgical, a division of Tyco Healthcare, responsible for its Auto Suture and USS/D&G suture businesses from 1999 to 2001.

Wesley E. Johnson, Jr. has served as a member of our Board since August 2003. Since June 2003, Mr. Johnson has been Division Vice President, Finance for Abbott Spine, a division of Abbott Laboratories. From May 1999 to June 2003, he served as Vice President of Operations and Chief Financial Officer for Spinal Concepts. Mr. Johnson holds a B.B.A. in Accounting from Texas A&M University and became a certified public accountant in 1981.

The names of the Class I and Class III directors, their ages as of April 15, 2005 and certain other information about them are set forth below:

Name of Nominee	Age	Principal Occupation	Director Since
Vincent Bucci (1)	50	President of Health Policy Associates, Inc.	March 1999
Joseph DeVivo	37	President and Chief Executive Officer of the Company	August 2003
Scott Halsted (1)(2)	45	General Partner and Principal at Morgan Stanley, Dean Witter Venture Partners	May 1998
Randy Lindholm (1)	48	Consultant to Life Sciences Companies	April 2003
Robert Tucker (2)	71	Chairman and Chief Executive Officer of Maximum Benefits, LLC	July 2004

(1)	Member of the Compensation Committee of the Board.
(2)	Member of the Nominating/Corporate Governance Committee of the Board.

Vincent Bucci has served as a member of our Board since March 1999. Mr. Bucci has held the position of President of Health Policy Associates, Inc., a consulting company, since 1992. Mr. Bucci holds a B.A. from Bates College and a J.D. in Public Law and an M.A. in Government, both from Georgetown University.

Joseph DeVivo has served as our President and Chief Executive Officer and as a member of our Board since August 2003. Prior to joining us, from August 2002 to June 2003, he was President, Director and Chief Operating Officer of ComputerMotion Incorporation (CMI), a medical robotics company. Prior to CMI, Mr. DeVivo held various positions at United States Surgical Corporation, a division of TYCO Healthcare, from May 1993 to August 2002, most recently as Vice President and General Manager of the U.S. Surgical/Davis and Geck Suture division from October 2001 through August 2002. Mr. DeVivo holds a B.S. in Business Administration from the E. Claiborne Robins School of Business at the University of Richmond.

Scott Halsted has served as a member of our Board since May 1998. He has held the positions of General Partner and Principal of Morgan Stanley Dean Witter Venture Partners, a venture capital firm, since February 1997 and prior to that he was Vice President from January 1992 to January 1997. Mr. Halsted is also a director of Intuitive Surgical, Inc. and various private companies. Mr. Halsted holds an A.B. and a B.S. in Biomechanical Engineering from Dartmouth College and an M.M. from the Kellogg Graduate School of Management at Northwestern University.

Randy Lindholm has served as a member of our Board since April 2003. Mr. Lindholm is currently a consultant to several life sciences companies. Prior to that, Mr. Lindholm held various positions at VidaMed, Inc., a medical device company. From August 1999 to April 2002, at VidaMed, Inc., he served as Chairman, President and Chief Executive Officer and from July 1998 to August 1999, he served as Executive Vice President of Sales and Marketing. Mr. Lindholm is also a director of Omnicell, Inc., a medical supply company, as well as two private companies. Mr. Lindholm holds a B.S. in Electrical Engineering from Michigan Technological University.

Robert Tucker has served as a member of our Board since July 2004. From March 2002 to July 2004, Mr. Tucker served as a director of Horizon Medical Products, Inc., a medical device company. In August 2002, Mr. Tucker founded MBCDIRECT, LLC, a developer and marketer of multi-functional pre-paid debit cards. Since February 1996, Mr. Tucker has served as Chairman and Chief Executive Officer of Maximum Benefits, LLC, a telecommunications company founded by Mr. Tucker in 1995, which markets long distance, prepaid financial cards and internet services. From May 1997 to January 2001, Mr. Tucker served as President and Chief Executive Officer of Specialty Surgicenters, Inc., a developer, owner and manager of outpatient surgery centers. Mr. Tucker holds a B.A. in Business Administration from Georgia State University.

There are no family relationships among any of our directors or executive officers.

Director Nomination

In February 2004, our Board established a Nominating/Corporate Governance Committee of the Board (the “Nominating Committee”). The Nominating Committee is responsible for, among other things, recommending to the Board nominees for possible election to the Board of Directors and providing oversight with respect to corporate governance matters. The information below describes the criteria and process that the Nominating Committee currently uses to evaluate future candidates to the Board of Directors.

Criteria for Nomination to the Board. The Nominating Committee considers the appropriate balance of experience, skills and characteristics required of the Board of Directors, and seeks to insure that at least a majority of the directors are independent under the rules of the NASDAQ Stock Market, and that members of the Audit Committee meet the financial literacy requirements under the rules of the NASDAQ Stock Market and at least one of them qualifies as an “audit committee financial expert” under the rules of the Securities and Exchange Commission. Nominees for director will be selected on the basis of their depth and breadth of experience, wisdom, integrity, ability to make independent analytical inquiries, understanding of the Company’s business environment, and willingness to devote adequate time to Board duties.

Stockholders Proposals for Nominees. The Nominating Committee will consider written proposals from stockholders for nominees for director. Any such nominations should be submitted to the Nominating Committee c/o the Secretary of the Company and should include (at a minimum) the following information: (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) the name(s) and address(es) of the stockholder(s) making the nomination and the number of shares of our common stock which are owned beneficially and of record by such stockholder(s); and (c) appropriate biographical information and a statement as to the qualification of the nominee, and should be submitted in the time frame described in the Bylaws of the Company and under the caption, “Proposals for 2006 Annual Meeting” above.

Process for Identifying and Evaluating Nominees. The process for identifying and evaluating nominees to the Board of Directors will be initiated by identifying a slate of candidates who meet the criteria for selection as a nominee and have the specific qualities or skills being sought based on input from members of the Board and, if the Nominating Committee deems appropriate, a third-party search firm. These candidates will be evaluated by the Nominating Committee by reviewing the candidates’ biographical information and qualification and checking the candidates’ references, and qualified nominees will be interviewed by at least one member of the Nominating Committee. Serious candidates will meet with all members of the Board, and using the input from such interviews and the information obtained by the Nominating Committee, the Nominating Committee will evaluate which of the prospective candidates is qualified to serve as a director and whether the committee should recommend to the Board that the Board nominate, or elect to fill a vacancy, with one of these final prospective candidates. Candidates recommended by the Nominating Committee will be presented to the Board for selection as nominees to be presented for the approval of the stockholders or for election to fill a vacancy.

The Nominating Committee expects that a similar process will be used to evaluate nominees recommended by stockholders. However, to date, the Company has not received any stockholder’s proposal to nominate a director.

Board Nominees for the 2005 Annual Meeting. The nominees for this Annual Meeting were elected as follows:

James E. Brands:	elected by the Board in connection with the Company’s merger with Horizon Medical Products Inc. in July 2004.
Thomas J. Dugan:	recommended by the Nominating Committee and elected by the Board in November 2004.
Wesley E. Johnson, Jr.:	elected by the Board in August 2003.

Committees of the Board of Directors

Our Board has standing audit, compensation and nominating/corporate governance committees.

Audit Committee. Jim Brands, Tom Dugan and Wes Johnson (Chairman) are the current members of the Audit Committee. At the beginning of fiscal 2004, the Audit Committee consisted of John Gilbert, Scott Halsted and Mr. Johnson. In August 2004, the Audit Committee was reconstituted to include Messrs. Brands, Gilbert and Johnson. In September 2004, Mr. Gilbert resigned from the Audit Committee and the Board. In November 2004, the Board approved Mr. Dugan’s appointment to the Audit Committee. The Board has determined that all current members of the Audit Committee are independent directors under the rules of the NASDAQ Stock Market and each of them is able to read and understand fundamental financial statements. The Board has determined that Mr. Johnson qualifies as an “audit committee financial expert” as defined by the rules of the SEC. The purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and audits of its financial statements. The responsibilities of the Audit Committee include, among other things, appointing and providing the compensation of our independent registered public accounting firm to conduct the annual audit of our accounts, reviewing the scope and results of the independent audits, reviewing and discussing annual and quarterly financial statements of the Company and approving all professional services to be provided to the Company by its independent registered public accounting firm. The Audit Committee has a written charter, which was adopted in February 2004. The Audit Committee’s charter can be found on our website at www.ritamedical.com.

Compensation Committee. Vin Bucci, Scott Halsted (Chairman) and Randy Lindholm are the current members of the Compensation Committee. At the beginning of fiscal 2004, the Compensation Committee consisted of John Gilbert and Messrs. Bucci and Halsted. In August 2004, the Board approved Harold Blue’s appointment to the Compensation Committee. In September 2004, Mr. Gilbert resigned from the Compensation Committee and the Board. In October 2004, Mr. Blue resigned from the Compensation Committee and the Board. The Board has determined that Messrs. Bucci and Halsted are independent directors under the rules of the NASDAQ Stock Market. In April 2005, the Board approved Mr. Lindholm’s appointment to the Compensation Committee. The Board has not been able to determine if Mr. Lindholm is independent under applicable Nasdaq rules as a result of Mr. Lindholm’s consulting relationship with the Company. The Board has determined that Mr. Lindholm’s participation on the Compensation Committee and his ongoing involvement in Company compensation matters is in the best interests of the Company and its stockholders and that he will serve on the Compensation Committee under an exception from the requirement that compensation committees be comprised solely of independent directors under applicable Nasdaq rules. The purpose of the Compensation Committee is to discharge the responsibilities of the Board with respect to compensation matters for our executive officers and other employees and consultants, report annually to our stockholders on executive compensation matters and administer our equity and other compensation plans. The responsibilities of the Compensation Committee include, among other things, establishing and administering our policies regarding annual executive salaries and cash incentives and long-term equity incentives and administering our 2000 Stock Plan, 2000 Employee Stock Purchase Plan, our 2000 Directors’ Stock Option Plan and if approved at the Annual Meeting, the 2005 Stock and Incentive Plan. The Compensation Committee’s charter can be found on our website at www.ritamedical.com.

Nominating/Corporate Governance Committee. Tom Dugan, Scott Halsted and Bob Tucker (Chairman) are the current members of the Nominating Committee. The Nominating Committee was formed in February 2004 and consisted of Messrs. Bucci, Halsted and Johnson. In August 2004, the Board approved Mr. Tucker and Randy Lindholm’s appointment to the Nominating Committee, in place of Messrs. Bucci and Johnson. In November 2004, the Board approved Tom Dugan’s appointment to the Nominating Committee in place of Mr. Lindholm. The Board has determined that all members of the Nominating Committee are independent directors under the rules of the NASDAQ Stock Market. The purpose of the Nominating Committee is to recommend nominees for election as directors of the Company, evaluate the Board’s performance, develop and recommend to the Board corporate governance guidelines and provide oversight with respect to corporate governance and ethical conduct. The responsibilities of the Nominating Committee include, among other things, recommending to the Board nominees for possible election to the Board and providing oversight with respect to corporate governance matters. The Nominating Committee’s charter can be found on our website at www.ritamedical.com.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee or executive officer of the Company has, or in the past fiscal year had, a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

Meetings of the Board and Committees of the Board

During the last fiscal year (the period from January 1, 2004 through December 31, 2004), the Board met 11 times, the Audit Committee met eight times, the Compensation Committee met one time and the Nominating Committee met one time. Last year, each director attended at least 75% of all eligible Board and applicable committee meetings on which he served except as follows: Mr. Blue attended one of two Board meetings prior to his resignation in October 2004; Mr. Gilbert attended four of seven Board meetings and one of two Audit Committee meetings prior to his resignation in September 2004; and Mr. Halsted attended one of two Audit Committee meetings prior to his resignation from such committee in August 2004. Furthermore, the Compensation Committee met informally many times either in person or by telephone throughout the year.

Director Compensation

To date, nonemployee directors have not been compensated for attendance at meetings of the Board or any committee but are reimbursed for reasonable and customary travel expenses. Commencing in 2006, however, the Company may pay its nonemployee directors an annual retainer as compensation for attendance at meetings of the Board or any committee. The amount of any such retainer may be based on such factors as earnings, revenue, income and operating profit. For 2006, the Board does not anticipate that any such retainer will be in excess of $20,000 (except with respect to our Chairman of the Board, in which case, it will not be more than $40,000).

All nonemployee directors are eligible to participate in the 2000 Directors’ Stock Option Plan (the “Directors’ Plan”). Employee directors and nonemployee directors are eligible to participate in the 2000 Stock Plan and if approved at the Annual Meeting, the 2005 Stock and Incentive Plan. Employee directors are eligible to participate in the 2000 Employee Stock Purchase Plan. Employee directors receive no additional compensation for serving on the Board.

Under the Directors’ Plan, when a nonemployee director first becomes a director, he or she receives a nonstatutory stock option to purchase 25,000 shares of our common stock. This option vests at a rate of 1/48th of the total number of shares subject to such option per month. Thereafter, on the date of each annual meeting of the Company’s stockholders, each director who has been a member for at least six months will be granted a nonstatutory stock option to purchase 10,000 shares of our common stock. These options vest at a rate of 100% of the total number of shares subject to such option on the one-year anniversary of the grant date. All options granted under the Directors’ Plan are for a ten-year term and shall be adjusted to reflect any stock splits, stock dividends, combinations or similar transactions. The exercise price of the options must be at least 100% of the fair market value of the common stock on the NASDAQ Stock Market on the date the option was granted. The options may be exercised only (1) while the individual is serving as a director on the Board, (2) within 6 months after termination by death or disability, or (3) within 3 months after the individual’s term as director ends. On the date of the Annual Meeting, each of our nonemployee directors, Messrs. Brands, Bucci, Dugan, Halsted, Johnson, Lindholm and Tucker, will be granted an option to purchase 10,000 shares of our common stock pursuant to the Directors’ Plan. If the amendments to the Directors’ Plan reflected in Proposal No. 3 are approved at the Annual Meeting, then instead of the option grants described in the previous sentence, (1) Messrs. Brands, Dugan and Lindholm will each be granted options to purchase an aggregate of 25,000 shares of our common stock for their respective service as a director and as a member of one or more committees of the Board, (2) Messrs. Halsted, Johnson and Tucker will each be granted options to purchase an aggregate of 27,000 shares of our common stock for their respective service as a director, a member of one or more committees of the Board and a chairperson of a committee and (3) Mr. Bucci will be granted options to purchase an aggregate of 35,000 shares of our common stock for his service as Chairman of the Board and as a member of one or more committees of the Board.

During 2004, Messrs. Blue, Brands and Tucker were elected to the Board upon the closing of our merger with Horizon Medical Products. Pursuant to the terms of the merger, Messrs. Blue, Brands and Tucker did not receive stock options to purchase 25,000 shares of our common stock upon their election to the Board. During 2004, Tom Dugan was elected to the Board and received two option grants: one for 25,000 shares of our common stock under the Directors’ Plan and one for of 10,000 shares of our common stock under the 2000 Stock Plan. During 2004, Mr. Lindholm received one grant for 10,000 shares of our common stock under the 2000 Stock Plan and one option grant for 10,000 shares of our common stock under the Directors’ Plan. During 2004, Messrs. Bucci, Gilbert, Halsted and Johnson each received one option grant for 10,000 shares of our common stock under the Directors’ Plan. Messrs. Blue and Gilbert resigned from the Board during 2004.

In April 2005, the Board granted options to purchase shares of our common stock to the nonemployee directors under the 2000 Stock Plan. The Audit Committee approved such grants. Mr. Bucci received an option grant to purchase 20,000 shares of our common stock in recognition of his services as Chairman of the Board during fiscal 2004, and Messrs. Brands, Bucci, Dugan, Halsted, Johnson, Lindholm and Tucker each received an option grant for 5,000 shares of our common stock in recognition of their services on one or more committees of the Board during fiscal 2004. All such options had an exercise price equal to $3.07 per share (the closing price on the NASDAQ Stock Market for a share of our common stock on the date of grant) and were fully vested and immediately exercisable.

Communications with Directors

Stockholders who wish to communicate with our directors to report complaints or concerns related to accounting, internal accounting controls or auditing may do so using the Company’s Whistleblower Policy adopted by the Audit Committee in February 2004. The Company’s Whistleblower Policy can be found on our website at www.ritamedical.com.

The Company does not have a policy with regard to directors’ attendance at annual meetings of stockholders. One director attended our 2004 Annual Meeting of Stockholders.

Recommendation of the Board:

THE BOARD RECOMMENDS A VOTE FOR PROPOSAL NO. 1.

PROPOSAL NO. 2

APPROVAL OF THE 2005 STOCK AND INCENTIVE PLAN

At the Annual Meeting, you are being asked to approve the RITA Medical Systems, Inc. 2005 Stock and Incentive Plan (the “Stock Plan”).

The Stock Plan was adopted by the Board of Directors in April 2005, subject to stockholder approval. The Board adopted the Stock Plan to replace the Company’s 2000 Stock Plan (the “2000 Stock Plan”) because it believes it is necessary to expand the types of equity awards permitted under its equity compensation plans in order to attract and retain employees, executive officers, directors and other service providers. The Board also believes it is in the best interests of the Company and its stockholders as it expands the type of awards it may grant to maximize the Company’s ability to take income tax deductions for certain compensation paid to executive officers of the Company under Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended (the “Code”). The Board continues to believe that equity compensation awards are an important part of the Company’s overall compensation program and that such awards are important in retaining and motivating existing personnel.

The Stock Plan will not become effective unless its approved by our stockholders. In accordance with applicable listing standards established by the National Association of Securities Dealers, the Board is asking the Company’s stockholders to approve the Stock Plan. The Company also seeks stockholder approval in order to qualify the Stock Plan and certain awards made pursuant to it under the incentive stock option provisions of the Code and to assure that the Company may fully deduct for federal income tax purposes certain compensation that may be paid under the Stock Plan in accordance with Section 162(m) of the Code.

The Stock Plan provides that an aggregate of up to 5,591,390 shares of our common stock will be reserved and available to be issued pursuant to awards granted under the Stock Plan. This maximum number of shares Stock Plan includes:

•	400,000 shares being reserved in connection with adoption of the Stock Plan; and

•	up to 5,191,390 shares reserved for issuance under the 2000 Stock Plan that as of April 25, 2005 were either (i) available for grant pursuant to awards that may be made under the 2000 Stock Plan or (ii) are subject to outstanding options granted under the 2000 Stock Plan which shares might be returned to the 2000 Stock Plan if and to the extent the options to which they are subject terminate or expire or become unexercisable for any reason without having been exercised in full. As of April 25, 2005, options to purchase a total of 3,501,256 shares of common stock were outstanding under the 2000 Stock Plan and 1,690,134 shares remained available for issuance under the 2000 Stock Plan. While the number of options issued and outstanding under the 2000 Stock Plan may change between April 25, 2005 and the date of the Annual Meeting, the total number of shares reserved for issuance under the Stock Plan under (i) and (ii) above will not exceed 5,191,390 shares.

As of the record date, April 11, 2005, 5,591,390 shares represent approximately 13.5% of the Company’s outstanding common stock. The 2000 Stock Plan has an “evergreen” feature which provides that up to an additional 5,000,000 shares of common stock would become available for grant under that plan without further stockholder approval over time between 2006 through 2010. We have not sought to continue the “evergreen” feature of the 2000 Stock Plan in the Stock Plan and therefore by seeking approval for only 400,000 shares that are not currently reserved and available for issuance under the 2000 Stock Plan, on a net basis adoption of the Stock Plan will result in a decrease in stockholder dilution over the next five years by an aggregate of 4,600,000 shares. If the Stock Plan is not approved by the stockholders, the 2000 Stock Plan will continue in operation pursuant to its terms.

The material terms of the Stock Plan include the following:

•	the types of awards that may be granted under the Stock Plan are stock options (including incentive stock options and nonstatutory stock options), restricted stock grants, restricted stock units, stock appreciation rights, stock purchase rights, and other similar types of awards (including other awards under which recipients are not required to pay any purchase or exercise price such as phantom stock rights), as well as cash awards;

•	the maximum number of shares subject to awards that may be granted to any one participant under the Stock Plan during any single fiscal year of the Company is 1,000,000 shares (the “162(m) Share Limit”);

•	the maximum value of any cash award granted under the Stock Plan is $500,000;

•	up to 400,000 shares of common stock may be granted under the Stock Plan as restricted stock grants, stock purchase rights and restricted stock units or any similar type of award that does not require the participant to pay the Company an amount equal to the fair market value of the common stock as of the award grant date in order to acquire the award shares, such as phantom stock rights (the “Restricted Stock Limit”);

•	stock-settled stock appreciation rights shall not be counted against the Restricted Stock Limit; provided however that the total number of shares to which a stock appreciation right applies (rather than the net number issued upon settlement) shall be deducted against the number of shares of common stock reserved for issuance under the Stock Plan upon settlement of the stock appreciation right;

•	the Company may not reprice or otherwise reduce the exercise price of outstanding options granted under the Stock Plan (other than in connection with certain corporate transactions such as stock splits, stock dividends or similar transactions) without the approval of our stockholders;

•	the number of shares reserved for issuance under the Stock Plan and subject to outstanding awards, the exercise or purchase price per share applicable to outstanding awards and the 162(m) Share Limit and the Restricted Stock Limit will each be adjusted to proportionately reflect the terms of certain corporate transactions including stock splits, stock dividends, and certain other transactions affecting the capital stock of the Company;

•	the maximum number of shares reserved for issuance under the Stock Plan is as described above;

•	shares subject to awards that expire or become unexercisable for any reason without having been exercised in full or without the shares subject thereto having been issued in full will become available for re-issuance under the Stock Plan;

•	shares of common stock which are retained by the Company upon exercise of an award in order to satisfy the exercise or purchase price of an award or any withholding taxes due with respect to the exercise or purchase shall not continue to be available for issuance under the Stock Plan; and

•	the Stock Plan will expire in 2015 (unless it expires or is terminated earlier pursuant to its terms).

Background on the Stock Plan

The 2000 Stock Plan provides for the granting of stock options and stock purchase rights to eligible participants. In light of the changing pressures affecting compensation, including executive compensation, as a result of the recent market developments as well as increased focus on corporate governance matters generally, and because of the anticipated effectiveness of Financial Accounting Standards 123R imposing significant changes on the way in which stock options are accounted for, our Board believes it appropriate for us to have increased flexibility as to the types of equity compensation awards the Board may grant to employees and other eligible plan participants.

Specifically, our Board has determined that the Company would be better positioned to attract and retain qualified officers, employees, consultants and directors if we had the ability, in addition to being able to grant stock options and rights to purchase shares of our common stock, to grant stock awards pursuant to the Stock Plan in the form of restricted stock, restricted stock units and stock appreciation rights and other similar types of stock awards pursuant to which the recipient is not required to make any payment to the Company upon issuance of the shares underlying the award. These awards may or may not be granted subject to vesting or other forfeiture conditions. We are seeking approval of the Stock Plan by our stockholders at the Annual Meeting to expand the types of awards that the Company has the authority to grant.

In addition, we are seeking approval of the Stock Plan to expand the Company’s ability to grant awards qualifying as “performance-based” under Code Section 162(m). Pursuant to Section 162(m), we generally may not deduct for federal income tax purposes compensation paid to certain executive officers (our Chief Executive Officer and our other four most highly compensated executive officers) to the extent that any of these persons receive more than $1.0 million in compensation in any single year. However, if the compensation qualifies as “performance-based” for Section 162(m) purposes, we may deduct it for federal income tax purposes even if it exceeds $1.0 million in a single year. One of the material terms of the Stock Plan is that the maximum number of shares that may be granted subject to options and other stock awards under the Stock Plan to any employee during any single fiscal year is 1,000,000 shares. This limit is included in the Stock Plan specifically for purposes of Section 162(m).

The Stock Plan includes restricted stock grants, restricted stock units, stock purchase rights and stock appreciation rights (and other similar types of awards). In addition, the Board desires that the Company be able to pay cash bonuses that are fully deductible by the Company under applicable tax rules. To qualify such awards as “performance-based” compensation, these awards must be made subject to performance conditions approved by the Board’s Compensation Committee and our stockholders as required under the Section 162(m) regulations. The Company may or may not apply performance criteria and qualify the awards under Section 162(m), but the Company believes it is in the best interests of the Company and its stockholders to have the ability to do so.

The Stock Plan permits the Company to issue such awards incorporating performance objectives and provides that these performance objectives (“Qualifying Performance Criteria”) may be based upon: (1) cash flow, (2) earnings (including gross margin, earnings before interest and taxes, earnings before taxes, and net earnings), (3) earnings per share, (4) growth in earnings or earnings per share; (5) stock price, (6) return on equity or average stockholders’ equity, (7) total stockholder return, (8) return on capital, (9) return on assets or net assets, (10) return on investment, (11) revenue, (12) income or net income, (13) operating income or net operating income, (14) operating profit or net operating profit, (15) operating margin, (16) return on operating revenue, (17) market share, (18) contract awards or backlog, (19) overhead or other expense reduction, (20) growth in stockholder value relative to the moving average of the S&P 500 Index or the Company’s peer group index, (21) credit rating, (22) strategic plan development and implementation, (23) improvement in workforce diversity, and (24) such other similar criteria as may be determined by the Administrator (as defined below). To the extent that the Administrator determines that an award will be granted subject to Qualifying Performance Criteria, such criteria will be specified with respect to a particular award by our compensation committee in a manner designed to comply with Section 162(m). These criteria may be applied to the Company as a whole or to a business unit, parent, subsidiary or business segment, either individually, alternatively or in any combination, and may be measured either annually or cumulatively over a period of years, on an absolute basis, or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Administrator in the award agreement. The Company will generally attempt to qualify awards under the Stock Plan as performance-based compensation so as to meet the standards of Section 162(m), but may not do so in every instance.

Stockholder approval of the Stock Plan pursuant to this proposal will constitute stockholder approval of the material terms of the Stock Plan, including the limitations on stock awards and cash awards and the Qualifying Performance Criteria, for Section 162(m) purposes.

Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal. Broker non-votes, if any, will have no effect on the outcome of the vote on this proposal. Abstentions will have the effect of a vote “against” the proposal.

General

A copy of the Stock Plan is attached to this proxy statement as Appendix A. The following description of the Stock Plan is only a summary and so is qualified by reference to the complete text of the Stock Plan.

The purpose of the Stock Plan is to offer incentives to attract and retain the best available personnel for positions of substantial responsibility and by providing additional incentive to employees and consultants to promote the success of the Company’s business. Stock options, stock purchase rights, restricted stock, restricted stock units, stock appreciation rights and cash awards may be granted under the Stock Plan (each an “Award”). Options granted under the Stock Plan may be either “incentive stock options,” as defined in section 422 of the Code, or non-statutory stock options.

Administration. The Stock Plan is administered by the Board and the Compensation Committee (the “Administrator”).

Eligibility. Non-statutory stock options and stock awards may be granted under the Stock Plan to employees, directors (including nonemployee directors) and consultants of the Company, its parent and subsidiaries. Incentive stock options and cash awards may be granted only to employees of the Company or its subsidiaries. The Administrator, in its discretion, selects the employees to whom stock options and other stock awards, as well as cash awards, may be granted, the time or times at which such awards are granted, and the terms of such awards to be granted under the Stock Plan. As of February 28, 2005, the Company had approximately 182 officers, employees and consultants and seven nonemployee directors who would be eligible to participate in the Stock Plan.

New Plan Benefits. Because benefits under the Stock Plan will depend on the Administrator’s actions and, with respect to options and other stock awards, the fair market value of common stock at various future dates, it is not possible to determine the benefits that will be received by employees, officers, directors, and consultants under such types of awards if the Stock Plan is approved by the stockholders. As of April 25, 2005, the closing sales price of our common stock was $3.03 per share.

Nontransferability of Awards. Options and stock awards granted under the Stock Plan are not transferable other than by will or the laws of descent and distribution and may be exercised during the lifetime of the holder of the option or stock award only by the holder; provided that options and stock awards may be transferred by gift to immediate family members of the participant or to a trust in which options or stock awards are to be passed to a beneficiary of the participant upon the death of the participant.

Stock Options

Exercise Price. The Administrator determines the exercise price of options at the time the options are granted. The exercise price of options granted under the Stock Plan may not be less than 100% of the fair market value of our common stock on the date of grant of such option, provided that the exercise price of an incentive stock option to an employee who is also a 10% stockholder must have an exercise price at least equal to 110% of the fair market value of our common stock on the date of grant of such option. The Company may grant options with exercise prices equal to less than 100% of the fair market value of our common stock on the date of grant in connection with an acquisition by the Company of another company. The fair market value of our common stock is generally the closing sales price as quoted on the NASDAQ Stock Market on the date of grant. No option may be repriced to reduce the exercise price of such option without stockholder approval (except in connection with a change in our capitalization, such as a stock split or a recapitalization).

Exercise of Option; Form of Consideration. The Administrator determines when options vest and become exercisable, and in its discretion may accelerate the vesting and/or exercisability of any outstanding option. The Company’s standard vesting schedule applicable to options granted to employees is 12.5% of the total number of shares on the six month anniversary of the vesting commencement date and 1/48th of the total number of shares on each subsequent monthly anniversary of the vesting commencement date. The means of payment for shares issued upon exercise of an option are specified in each option agreement. The Stock Plan permits payment to be made by cash, check, promissory note, cancellation of indebtedness, other shares of common stock of the Company (with some restrictions), broker assisted same-day sale or any other means of consideration permitted by applicable law.

Term of Option. The term of an option may be no more than ten years from the date of grant; provided that the term of an incentive stock option may not be more than five years from the date of grant for an optionee who is also a 10% stockholder. No option may be exercised after the expiration of its term.

Termination of Options. Generally, if an optionee’s services to the Company as an employee, consultant or director terminate other than for death or disability, vested options will generally remain exercisable for a period of three months following the optionee’s termination. Unless otherwise provided for in the option agreement, generally if an optionee becomes disabled while an employee, consultant or director, the optionee’s vested options shall be exercisable for six months following the optionee’s termination as a result of disability, or if earlier, the expiration of the term of such option. Unless otherwise provided for in the option agreement, if an optionee dies during optionee’s employment with the Company or within 30 days following termination of optionee’s employment, optionee’s vested options shall be exercisable for 12 months following the optionee’s death, or if earlier, the expiration of the term of such option. The Administrator has the authority to extend the period of time for which an option is to remain exercisable following optionee’s termination; provided that in no event will an option be exercisable later than the expiration of the term of the option.

Stock Awards

Stock awards may be stock grants, stock purchase rights, stock units, stock appreciation rights or other similar types of awards (including phantom stock rights). A total of 400,000 shares may be granted under the Stock Plan pursuant to stock grants, stock purchase rights or stock units (or any other similar stock award having an exercise or purchase price that is less than the fair market value of the common stock measured as of the date of grant of the award, such as phantom stock rights). Stock-settled stock appreciation rights shall not be counted against the 400,000 share limit above; provided however that the total number of shares to which a stock appreciation right applies (rather than the net number issued upon settlement) shall be deducted against the number of shares of common stock reserved for issuance under the Stock Plan upon settlement of the stock appreciation right. Stock grants are awards of a specific number of shares of our common stock. Stock purchase rights are rights to purchase our common stock. Stock units represent a promise to deliver shares of our common stock, or an amount of cash or property equal to the value of the underlying shares, at a future date. Stock appreciation rights are rights to receive cash and/or shares of our common stock based on a change in the fair market value of a specific number of shares of our common stock. Each stock award is evidenced by a stock award agreement between the Company and the participant. The Stock Plan allows the Administrator broad discretion to determine the terms of individual awards, including the number of shares that such participant shall be entitled to purchase or receive and the price (if any) to be paid by the recipient in connection with the issuance of the shares. Each stock award agreement will contain provisions regarding (i) the number of shares subject to such stock award or a formula for determining such number, (ii) the purchase price of the shares, if any, and the means of payment for the shares, (iii) the performance criteria (including the Qualifying Performance Criteria), if any, and level of achievement versus these criteria that will determine the number of shares granted, issued, retainable and vested, as applicable, (iv) such terms and conditions on the grant, issuance, vesting and forfeiture of the shares, as applicable, as may be determined from time to time by the Administrator, (v) restrictions on the transferability of the stock award, and (vi) such further terms and conditions, in each case not inconsistent with the Stock Plan, as may be determined from time to time by the Administrator. Shares may be granted under the Stock Plan as stock awards without requiring the participant to pay the Company an amount equal to the fair market value of our common stock as of the Award grant date in order to acquire the Award shares.

Cash Awards

Cash awards granted under the Stock Plan will generally be made to individuals who are, or who the Company anticipates may be, one of our five most highly compensated officers (such individuals being those employees whose compensation may not be fully deductible by the Company under Code Section 162(m) if it exceeds with respect to a given year the limits imposed by that section). Each cash award granted under the Stock Plan will be subject to Qualifying Performance Criteria and will be reflected in an agreement containing provisions regarding (1) the target and maximum amount payable to the participant as a cash award, (2) the Qualifying Performance Criteria and level of achievement versus the criteria that will determine the amount of such payment, (3) the period as to which performance shall be measured for establishing the amount of any payment, (4) the timing of any payment earned by virtue of performance, (5) restrictions on the alienation or transfer of the cash award prior to actual payment, (6) forfeiture provisions, and (7) such further terms and conditions, in each case not inconsistent with the Stock Plan, as may be determined from time to time by the Administrator. The maximum amount payable as a cash award may be a multiple of the target amount payable. The maximum amount payable pursuant to a cash award granted under the Stock Plan for any fiscal year may not exceed $500,000. Nothing in the Stock Plan prevents the Company from granting cash awards outside of the Stock Plan to any individual.

Adjustments on Changes in Capitalization, Merger or Change of Control

In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change to the capital structure of the Company without receipt of consideration by the Company, appropriate adjustments will be made to (i) the number of shares subject to the Stock Plan, (ii) the 162(m) Share Limit, (iii) the exercise price and number of shares under each outstanding Award, and (iv) the Restricted Stock Limit. Any such adjustments shall be made by the Administrator, and the decision of the Administrator shall be final, binding and conclusive.

In the event of a change in control of the Company, as defined in the Stock Plan and determined by the Administrator, the Administrator, in its discretion, may provide for the assumption, substitution, or adjustment of each outstanding Award, accelerate the vesting of options and terminate any restrictions on stock awards or cash awards, or terminate Awards on such terms and conditions as the Administrator determines, including for a cash payment to the awardee.

In the event of a proposed dissolution or liquidation of the Company, each Award will terminate immediately prior to the consummation of the dissolution or liquidation, unless otherwise determined by the Administrator.

Amendment and Termination of the Stock Plan

The Board may amend, alter, suspend or discontinue the Stock Plan. However, the Company shall obtain stockholder approval for any amendment to the Stock Plan to the extent necessary and desirable to comply with applicable laws and NASDAQ Stock Market listing requirements. Generally, no such action by the Board or stockholders may alter or impair any outstanding Award under the Stock Plan without the written consent of the holder. In addition, no amendment shall be made that would reduce the exercise price of outstanding options without the written consent of the stockholders. The Stock Plan will terminate in June 2015.

Federal Income Tax Consequences of Options under the Stock Plan

THE FOLLOWING IS A GENERAL SUMMARY OF THE TYPICAL FEDERAL INCOME TAX CONSEQUENCES OF THE ISSUANCE AND EXERCISE OF OPTIONS OR AWARDS OF RESTRICTED STOCK UNDER THE STOCK PLAN. IT DOES NOT DESCRIBE STATE OR OTHER TAX CONSEQUENCES OF THE ISSUANCE AND EXERCISE OF OPTIONS OR OF GRANT OF RESTRICTED STOCK.

Options. The grant of an incentive stock option has no federal income tax effect on the optionee. Upon exercise the optionee does not recognize income for “regular” tax purposes. However, the excess of the fair market value of the stock subject to an option over the exercise price of such option (the “option spread”) is includible in the optionee’s “alternative minimum taxable income” for purposes of the alternative minimum tax. If the optionee does not dispose of the stock acquired upon exercise of an incentive stock option until more than two years after the option grant date and more than one year after exercise of the option, any gain (or loss) upon sale of the shares will be a long-term capital gain (or loss). If shares are sold or otherwise disposed of before both of these periods have expired (a “disqualifying disposition”), the option spread at the time of exercise of the option (but not more than the amount of the gain on the sale or other disposition) is ordinary income in the year of such sale or other disposition. If gain on a disqualifying disposition exceeds the amount treated as ordinary income, the excess is taxable as capital gain (which will be long-term capital gain if the shares have been held more than one year after the date of exercise of the option). The Company is not entitled to a federal income tax deduction in connection with incentive stock options, except to the extent that the optionee has taxable ordinary income on a disqualifying disposition (unless limited by Section 162(m)).

The grant of a non-statutory option has no federal income tax effect on the optionee. Upon the exercise of a non-statutory option, the optionee has taxable ordinary income (and unless limited by Section 162(m) the Company is entitled to a corresponding deduction) equal to the option spread on the date of exercise. Upon the disposition of stock acquired upon exercise of a non-statutory stock option, the optionee recognizes either long-term or short-term capital gain or loss, depending on how long such stock was held, on any difference between the sale price and the exercise price, to the extent not recognized as taxable income on the date of exercise. The Company may allow non-statutory stock options to be transferred subject to conditions and restrictions imposed by the Administrator; special tax rules may apply on such a transfer.

In the case of both incentive stock options and non-statutory stock options, special federal income tax rules apply if Company common stock is used to pay all or part of the option price, and different rules than those described above will apply if unvested shares are purchased on exercise of the option.

Stock Awards. Stock awards will generally be taxed in the same manner as non-statutory stock options. However, shares issued under a restricted stock award are subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code to the extent the shares will be forfeited in the event that the participant ceases to provide services to the Company and are not nontransferable. As a result of this substantial risk of forfeiture, the participant will not recognize ordinary income at the time the award shares are issued. Instead, the participant will recognize ordinary income on the dates when the stock is no longer subject to a substantial risk of forfeiture, or when the stock becomes transferable, if earlier. The participant’s ordinary income is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date the stock is no longer subject to forfeiture.

The employee may accelerate his or her recognition of ordinary income, if any, and begin his or her capital gains holding period by timely filing (i.e., within thirty days of the share issuance date) an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date of such issuance, and the capital gain holding period commences on such date. The ordinary income recognized by an employee will be subject to tax withholding by the Company. Unless limited by Section 162(m), the Company is entitled to a deduction in the same amount as and at the time the employee recognizes ordinary income.

Cash Awards. Upon receipt of cash, the recipient will have taxable ordinary income, in the year of receipt, equal to the cash received. Any cash received will be subject to tax withholding by the Company. Unless limited by Section 162(m) of the Code, the Company will be entitled to a tax deduction in the amount and at the time the recipient recognizes compensation income.

Accounting Treatment

Prior to the first quarter of fiscal 2006, options granted to employees under the Stock Plan that have fixed exercise prices that are equal to or greater than the fair value per share on the grant date and that have a fixed number of shares associated with the option will generally not result in any direct charge to the Company’s reported earnings under current accounting rules. However, the fair value of those options is required to be disclosed in the notes to the Company’s financial statements, and the Company also must disclose, in the notes to its financial statements, the pro forma impact those options would have upon the Company’s reported earnings and earnings per share were the fair value of those options at the time of grant treated as a compensation expense over the life of the option.

Beginning with the first quarter of fiscal 2006 (assuming effectiveness of FAS 123R), the Company will generally be required to recognize compensation expense in an amount equal to the fair value on the date of grant of all stock options that are unvested as of or after such period. The fair value of an option will be based on the number of shares subject to the option that are expected to vest. The Company will use either Black-Scholes or a binomial valuation model to measure fair value of option grants. In addition, the Company will be required to recognize compensation expense for options as they vest, as adjusted for actual forfeitures that occur before vesting but not adjusted for any previously recognized compensation cost if an option lapses unexercised.

Recommendation of the Board:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NO. 2.

PROPOSAL NO. 3

APPROVAL OF AMENDMENTS OF THE 2000 DIRECTORS’ STOCK OPTION PLAN

At the Annual Meeting, you are being asked to approve amendments to the 2000 Directors’ Stock Plan (the “Directors’ Plan”) as follows:

•	to increase the number of shares of common stock issuable under the Directors’ Plan by an additional 500,000 shares, to an aggregate of 1,000,000 shares (approximately 2.4% of the outstanding shares as of April 11, 2005);

•	to increase the number of shares subject to options granted to nonemployee directors in connection with their initial appointment to the Board (from 25,000 shares) to 35,000 shares;

•	to increase the number of shares subject to options granted as of each annual meeting of stockholders to nonemployee directors in connection with their continued service on the Board (from 10,000 shares) to 20,000 shares;

•	to add new automatic annual option grants of 30,000 shares as of each annual meeting of stockholders to a nonemployee director who is serving as Chairman of the Board of the Company (in lieu of the 20,000-share annual option grant that other nonemployee directors will receive);

•	to add new automatic annual option grants of 5,000 shares as of each annual meeting of stockholders to each nonemployee director who is at that time serving on a committee of the Board;

•	to add new automatic annual option grants of 2,000 shares as of each annual meeting of stockholders to each nonemployee director who is at that time serving as a chairperson of a committee of the Board (in addition to the 5,000-share option grant the director would be entitled to receive for serving on a committee as described above);

•	to provide that the number of shares to be granted subject to each automatic option grant as described above will automatically increase each year (beginning in 2006) by 3% of the number of shares subject to that type of automatic option grant for the previous year;

•	to provide that all options granted to nonemployee directors upon their initial appointment to the Board shall vest and become exercisable as to 1/36th of the total option shares each month following the grant date assuming continued service on the Board throughout such period (compared to 1/48th monthly vesting under the current terms of the Directors’ Plan);

•	to provide that all options granted to nonemployee directors as of the date of the Company’s annual meetings of stockholders shall vest and become exercisable, assuming continued service on the Board throughout such period, as of the earlier of (i) the one year anniversary of the date of grant of the option and (ii) the date immediately preceding the date of the annual meeting of the Company’s stockholders for the year following the year of grant of the option; and

•	to permit nonemployee directors eligible to receive any Board retainer payment (a “Retainer”) to elect to receive such payment in the form of shares of our common stock issued under the Directors’ Plan (“Stock Awards”).

The Directors’ Plan was adopted by the Board in May 2000 and it became effective on June 20, 2000 after approval by the Company’s stockholders. In April 2005, the Board approved amendments to, and the restatement of, the Directors’ Plan to make the changes described above, subject to stockholder approval.

The Board adopted these amendments because it believes that having additional shares available to issue to nonemployee directors under the Directors’ Plan and increasing the size of the automatic option grants made under the Directors’ Plan are necessary to attract and retain nonemployee directors, and rewarding the Chairman of the Board, committee members and committee chairpersons is appropriate in light of the increased workload and responsibilities that such individuals face in connection with their service on our Board.

If the proposed amendments to the Directors’ Plan are not approved by the stockholders, the Directors’ Plan will continue in operation pursuant to its current terms.

General Plan Background

As of February 28, 2005, options (net of expired or canceled options) covering an aggregate of 206,000 shares of our common stock had been granted under the Directors’ Plan. As of February 28, 2005, 294,000 shares of our common stock (plus any shares that might in the future be returned to the Directors’ Plan as a result of cancellations or expiration of options) remain available for future grant under the Directors’ Plan.

Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal. Broker non-votes, if any, will have no effect on the outcome of the vote on this proposal. Abstentions will have the effect of a vote “against” the proposal.

Summary of the Directors’ Plan

A copy of the Directors’ Plan, as amended, is attached to this proxy statement as Appendix B. The following description of the Directors’ Plan is a summary and so is qualified by reference to the complete text of the Directors’ Plan. This summary reflects the amendments proposed above.

General

The purpose of the Directors’ Plan is to enhance the long-term stockholders’ value of the Company by attracting and retaining the best available personnel for service as directors of the Company, providing additional incentive to the nonemployee directors of the Company to serve as directors, and encouraging their continued service on the Board. Stock options granted under the Directors’ Plan will be non-statutory stock options which are options that are not intended to qualify as incentive stock options under Section 422 of the Code. Retainers (granted outside of the Directors’ Plan) may be paid in our common stock as Stock Awards at the election of each nonemployee director.

Administration. The Directors’ Plan will be administered by the Board.

Eligibility. Non-statutory stock options may be granted and Stock Awards may be issued under the Directors’ Plan to nonemployee directors of the Company. All option grants under the Directors’ Plan are automatic and nondiscretionary. If and to the extent the Board has determined to pay a Retainer, an individual nonemployee director may elect to accept payment of his or her Retainer in shares of our common stock under the Directors’ Plan. As of February 28, 2005, the Company had seven nonemployee directors who would be eligible to participate in the Directors’ Plan.

As of February 28, 2005, 10,000 shares of our common stock had been issued upon exercise of options granted under the Directors’ Plan, options to purchase 196,000 shares of our common stock were outstanding under the Directors’ Plan and 294,000 shares of our common stock remained available for future grant. As of February 28, 2005, no shares of our common stock had been issued pursuant to Stock Awards.

Options

Automatic Option Grants. Under the Directors’ Plan, each person who becomes a nonemployee director is automatically granted an option (the “Initial Option”) to purchase 35,000 shares of our common stock (as adjusted for stock splits, stock dividends, reclassifications and like transactions) on the date on which such person first becomes a nonemployee director, provided that the number of shares to be granted subject to an Initial Option will automatically increase during each successive year commencing in 2006 by 3% of the number of shares subject to the Initial Option for the previous fiscal year. Each nonemployee director (including a nonemployee director who did not receive a Initial Option) is automatically granted an option (the “Annual Option”) to purchase 20,000 shares of our common stock (as adjusted for stock splits, stock dividends, reclassifications and like transactions) on the date of each annual meeting of the stockholders of the Company (commencing with the Annual Meeting), provided that, the nonemployee director serves on the Board immediately after the date of such annual meeting and has served on the Board for at least six months prior to the date of such annual meeting of stockholders, and provided further that for a nonemployee director who is serving as Chairman of the Board of the Company immediately after the date of each annual meeting of the stockholders of the Company, the Annual Option will be for 30,000 shares of our common stock. The number of shares to be granted subject to an Annual Option (including the number of shares subject to the Chairman’s Annual Option) will automatically increase during each successive year (commencing with 2006) by 3% of the number of shares subject to the Annual Option for the previous fiscal year. Each nonemployee director who serves as a member of a committee of the Board is automatically granted an option (the “Annual Committee Option”) to purchase 5,000 shares of our common stock (as adjusted for stock splits, stock dividends, reclassifications and like transactions) on the date of each annual meeting of stockholders of the Company (commencing with the Annual Meeting), provided that the number of shares to be granted subject to an Annual Committee Option will automatically increase during each successive year (commencing with 2006) by 3% of the number of shares subject to the Annual Committee Option for the previous fiscal year. Each nonemployee director who serves as a chairperson of a committee of the Board is automatically granted (in addition to any Annual Committee Option to which such nonemployee director is entitled under the Directors’ Plan) an option (the “Annual Committee Chair Option”) to purchase 2,000 shares of our common stock (as adjusted for stock splits, stock dividends, reclassifications and like transactions) on the date of each annual meeting of stockholders of the Company (commencing with the Annual Meeting), provided that the number of shares to be granted subject to an Annual Committee Chair Option will automatically increase during each successive year (commencing with 2006) by 3% of the number of shares subject to the Annual Committee Chair Option as of the prior year.

In the event that a grant would cause the number of shares subject to outstanding options plus the number of shares previously purchased upon exercise of options and issued as Stock Awards to exceed the number of shares available for issuance under the Directors’ Plan, then each automatic option grant provided for under the Directors’ Plan shall be for that number of shares determined by multiplying the number of shares subject to each such automatic option grant due to be made as of such date by a fraction equal to the total number of shares remaining available for grant as of such date divided by the aggregate number of shares subject to automatic option grants due as of such date. Any further grants shall then be deferred until such time, if any, as additional shares become available for grant under the Directors’ Plan through action of the stockholders to increase the number of shares which may be issued under the Directors’ Plan or through cancellation or expiration of options previously granted under the Directors’ Plan.

Exercise Price. The exercise price of all stock options granted under the Directors’ Plan will be equal to the fair market value of our common stock on the date of grant of the option. The fair market value of our common stock is generally the closing sales price as reported in the Wall Street Journal on the date of grant.

Vesting. Each Initial Option shall vest and become exercisable as to 1/36th of the shares underlying the option on each monthly anniversary of its date of grant (assuming continued service on the Board throughout such period) so that the option shall be fully vested and exercisable on the third anniversary of its date of grant. Each Annual Option (including the Chairman of the Board’s Annual Option), Annual Committee Option and Annual Committee Chair Option shall vest and become exercisable (assuming continued service on the Board throughout such period) as to 100% of the shares underlying the option on the earlier of (i) the one year anniversary of the date of grant of the option and (ii) the date immediately preceding the date of the annual meeting of the Company’s stockholders for the year following the year of grant of the option.

Form of Consideration. The means of payment for shares issued on exercise of an option are specified in each option agreement. The Directors’ Plan permits payment to be made by cash, check, other shares of our common stock (with some restrictions), broker assisted same-day sales or any other method of payment as shall be permitted under applicable corporate law.

Term of Option. The term of an option may be no more than ten years from the date of grant. No option may be exercised after the expiration of its term.

Termination of Options. Generally, if an optionee’s services to the Company as a director terminate other than for death or disability, vested options as of the last day of service will remain exercisable for a period of 90 days following the optionee’s termination or if earlier, the expiration of the term of such option. Unless otherwise provided for in the option agreement, if an optionee dies or becomes totally and permanently disabled while a director (or with respect to death, within three months after termination as a director), the optionee’s vested options as of the last day of service shall be exercisable for 12 months following the optionee’s death or termination as a result of disability, or if earlier, the expiration of the term of such option.

If our Chairman of the Board or his or her designee reasonably believes that an optionee has committed an act of misconduct, our Chairman of the Board or his or her designee may suspend the optionee’s right to exercise any option pending a determination by the Board (excluding the director accused of such misconduct). If the Board (excluding the director accused of such misconduct) determines that an optionee has committed an act of embezzlement, fraud, dishonesty, nonpayment of an obligation owed to the Company, breach of fiduciary duty or deliberate disregard of the Company rules resulting in loss, damage or injury to the Company, or if an optionee makes an unauthorized disclosure of any Company trade secret or confidential information, engages in any conduct constituting unfair competition, induces any Company customer to breach a contract with the Company or induces any principal for whom the Company acts as agent to terminate such agency relationship, neither the optionee nor his or her estate shall be entitled to exercise any option. In making such determination, the Board (excluding the director accused of such misconduct) shall act fairly and shall give the optionee an opportunity to appear and present evidence on optionee’s behalf at a hearing before the Board or a committee of the Board.

Nontransferability of Options. Options granted under the Directors’ Plan generally are not transferable other than by will or by the laws of descent or distribution or pursuant to a qualified domestic relations order (as defined by the Code or the rules thereunder); provided that options may be transferred by gift to immediate family members of the optionee or to a trust in which options are to be passed to a beneficiary of the optionee upon the death of the optionee. Options may be exercised during the optionee’s lifetime only by the optionee or its permitted transferee.

Retainer

Automatic Annual Retainer Payments. During each one year period commencing on January 1 of each year from 2006 through 2015, each nonemployee director shall be eligible to receive payment of any Retainer to which he or she may be entitled in the form of a Stock Award under the Directors’ Plan if he or she was serving as a director on the first trading day after the end of each fiscal quarter during the time that the Retainer is in effect. The Board shall have discretion to select which nonemployee directors are eligible to receive Retainers and the amount of any such Retainers. If and to the extent the Board has determined to pay a Retainer, the Retainer will be paid as soon as practical after the first trading day after the end of each fiscal quarter during the time the Retainer is in effect. The dollar amount of the Retainer shall be determined by the Board from time to time in accordance with the authority granted to the Board under the Company’s Bylaws. If and to the extent the Board has determined to pay a Retainer, an individual nonemployee director may elect to accept payment of his or her Retainer in shares of our common stock under the Directors’ Plan in the form of a fully-vested Stock Award. The Board has not established a Retainer for 2006. If the Board establishes a Retainer for 2006, the amount of the Retainer may be based on such factors as earnings, revenue, income and operating profit. For 2006, the Board does not anticipate that the Retainer will be in excess of $20,000 (except with respect to our Chairman of the Board, in which case, it will not be more than $40,000).

Payment of Retainer in Shares in Lieu of Cash Compensation. Under the Directors’ Plan, each eligible director, at his or her election, has the right to elect to accept payment in fully-vested shares of our common stock having a value equal to such percentage of the Retainer as is specified in the director’s election form. If a director does not make an election, the director will receive the entire amount of the Retainer in cash. Each director must make this election for each respective one-year period of the Directors’ Plan before or during the fourth quarter preceding the beginning of the next succeeding one-year period.

An individual who first becomes a nonemployee director on or before the first day of the Retainer must make the election for his or her initial period of service on the Board on or before the date on which he or she first commences service as a director.

The number of shares issued each quarter will equal the dollar amount of the Retainer to be taken in shares, divided by 100% of the market value of the shares on the first trading day after the end of each fiscal quarter for which the Retainer is due. The market value shall be determined to be the closing sale price of the shares on the date payable as reported by the NASDAQ Stock Market (or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotation System), or in the event our common stock is listed on a stock exchange, the market value shall be the closing sale price on such exchange on the payment date. The Directors’ Plan also provides that, in the event that the number of shares remaining available for issuance under the Directors’ Plan is insufficient to satisfy the elections by participating directors to receive their awards in stock, the number of shares to be issued in satisfaction of such elections will be proportionately reduced and the remainder of the earned Retainer awards shall be paid in cash until and unless additional shares shall again be available for issuance under the Directors’ Plan. No fractional shares will be issued. The number of shares issued will be rounded down to the nearest number of whole shares.

Plan Benefits. As of the date of this proxy statement, no shares of our common stock have been issued as Retainers under the Directors’ Plan. The number of shares to be issued under the Directors’ Plan as Retainers with respect to any quarterly payment made thereunder will depend upon the closing sales price of our common stock on each such award date, as described in more detail in the section above entitled “Payment of Retainer in Shares in Lieu of Cash Compensation,” as well as the extent to which directors have elected to take their Retainer payments in stock. We currently have seven nonemployee directors and a vacancy for an additional member of the Board of Directors. No shares will be issued in connection with Retainers for the year ending January 31, 2005.

Eligibility and Participation. A nonemployee director of the Company shall be eligible to receive payment of any Retainer in the form of a Stock Award during the time that the Directors’ Plan is in effect if he or she was serving as a director on the first trading day after the end of each fiscal quarter. Payment will be made as soon as practicable after the first trading day after the end of such fiscal quarter.

Adjustments on Changes in Capitalization, Merger or Change of Control

In the event of any stock dividend, stock split, reverse stock split, combination, reclassification or similar change to the capital structure of the Company without receipt of consideration by the Company, appropriate adjustments will be made to (i) the number of shares of common stock subject to the Directors’ Plan, (ii) the number of shares of common stock that may be granted pursuant to options to any individual under the Directors’ Plan, and (iii) the exercise price and number of shares of common stock under each outstanding option. Any such adjustments shall be made by the Board of Directors, and the decision of the Board shall be final, binding and conclusive.

In the event of a change of control as defined in the Directors’ Plan, all outstanding options shall accelerate, vest in full and be fully exercisable immediately prior to the consummation of the transaction.

Amendment and Termination of the Directors’ Plan

The Board may amend or terminate the Directors’ Plan at any time. However, the Company shall obtain stockholder approval for any amendment to the Directors’ Plan to the extent necessary and desirable to comply with applicable laws and NASDAQ Stock Market listing requirements. Generally, no such action by the Board or stockholders may alter or impair any option previously granted under the Directors’ Plan without the written consent of the optionee. The Directors’ Plan, as amended, terminates in June 2015.

Federal Income Tax Consequences of Options under the Directors’ Plan

THE FOLLOWING IS A GENERAL SUMMARY OF THE TYPICAL FEDERAL INCOME TAX CONSEQUENCES OF THE ISSUANCE AND EXERCISE OF OPTIONS UNDER THE DIRECTORS’ PLAN. IT DOES NOT DESCRIBE STATE OR OTHER TAX CONSEQUENCES OF THE ISSUANCE AND EXERCISE OF OPTIONS.

The grant of a non-statutory stock option has no federal income tax effect on the optionee. Upon the exercise of a non-statutory option, the optionee has taxable ordinary income (and unless limited by Section 162(m) of the Code, the Company is entitled to a corresponding deduction) equal to the option spread on the date of exercise. Upon the disposition of stock acquired upon exercise of a non-statutory stock option, the optionee recognizes either long-term or short-term capital gain or loss, depending on how long such stock was held, on any difference between the sale price and the exercise price, to the extent not recognized as taxable income on the date of exercise. The Company may allow non-statutory stock options to be transferred subject to conditions and restrictions imposed by the Administrator; special tax rules may apply on such a transfer. In addition, special federal income tax rules apply if Company common stock is used to pay all or part of the option price.

Federal Income Tax Consequences of Retainers under the Directors’ Plan

THE FOLLOWING IS A BRIEF SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION ON PARTICIPATING DIRECTORS AND THE COMPANY WITH RESPECT TO THE PAYMENT OF THE RETAINERS UNDER THE DIRECTORS’ PLAN. THIS SUMMARY DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE, OR FOREIGN COUNTRY IN WHICH A PARTICIPATING DIRECTOR MAY RESIDE. THE COMPANY ADVISES ALL ELIGIBLE DIRECTORS TO CONSULT THEIR OWN TAX ADVISORS CONCERNING TAX IMPLICATIONS OF THE RETAINERS UNDER THE DIRECTORS’ PLAN.

A nonemployee director will recognize ordinary compensation income for tax purposes equal to the sum of the portion (if any) of the Retainer paid to such director in cash (including any amount of cash paid to defray the cost of tax liability in connection with receipt of shares of stock) plus the fair market value of any shares received by the director in lieu of cash as of the date such shares are received. Upon resale of shares received by the director, any difference between the sale price and the fair market value at the time the shares are received by the director will be treated as capital gain (or loss), and will be long-term capital gain if the optionee has held the shares more than one year. The Company will be entitled to a tax deduction in the amount that the director recognizes as ordinary income. The Company will be entitled to such deduction at the time that the director recognizes ordinary income.

Accounting of Options under the Directors’ Plan

Prior to the first quarter of fiscal 2006, options granted to employees under the Directors’ Plan that have fixed exercise prices that are equal to or greater than the fair value per share on the grant date and that have a fixed number of shares associated with the option will generally not result in any direct charge to the Company’s reported earnings under current accounting rules. However, the fair value of those options is required to be disclosed in the notes to the Company’s financial statement, and the Company also must disclose, in the notes to its financial statements, the pro forma impact those options would have upon the Company’s reported earnings and earnings per share were the fair value of those options at the time of grant treated as a compensation expense over the life of the option.

Beginning with the first quarter of fiscal 2006 (assuming effectiveness of FAS 123R), the Company will generally be required to recognize compensation expense in an amount equal to the fair value on the date of grant of all stock options that are unvested as of or after such period. The fair value of an option will be based on the number of shares subject to the option that are expected to vest. The Company will use either Black-Scholes or a binomial valuation model to measure fair value of option grants. In addition, the Company will be required to recognize compensation expense for options as they vest, as adjusted for actual forfeitures that occur before vesting but not adjusted for any previously recognized compensation cost if an option lapses unexercised.

Accounting of Stock Awards under the Directors’ Plan

Stock Awards made to nonemployee directors will result in a direct charge to our reported earnings equal to the fair value of the shares subject to such award as of the date of the award. This summary of the accounting treatment of awards made under the Directors’ Plan is subject to change to the extent applicable accounting rules change, which they could do at any time.

Recommendation of the Board:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NO. 3.

PROPOSAL NO. 4

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has approved the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the current fiscal year ending December 31, 2005. PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since 1994. In the event that ratification of this selection of accountants is not approved by a majority of the shares of common stock voting at the Annual Meeting in person or by proxy, the Audit Committee will review its future selection of auditors.

A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting. This representative will have an opportunity to make a statement and will be available to respond to appropriate questions.

Recommendation of the Board:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NO. 4.

CODE OF ETHICS

Our Board has adopted a code of ethics that applies to all officers and employees, including our principal executive officer, principal financial officer and controller. This code of ethics can be found on our website at www.ritamedical.com. We will post any waivers from our code of ethics at that location.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to the Company with respect to the beneficial ownership of the Company’s common stock, as to (i) each person who is known to the Company to beneficially own more than 5% of our common stock, (ii) each of our directors, (iii) each of our Named Executive Officers (as defined below), and (iv) all directors and executive officers as a group. The percentages set forth below are based on 41,481,609 shares of our common stock outstanding as of February 28, 2005. Unless otherwise noted below, the address of each person listed below is the Company’s principal executive offices.

5% Stockholders, Directors, Executive Officers and Directors and Executive Officers as a Group	Amount and Nature of Beneficial Ownership(1)	Percent of Common Stock (1)(2)
Michael S. Falk (3) c/o Commonwealth Associates Group Holdings, LLC 830 Third Avenue New York, New York 10022	4,666,852	11.3%
Commonwealth Associates Group Holdings, LLC (4) Attn: Carl Kleidman 830 Third Avenue New York, New York 10022	4,263,249	10.3%
ComVest Management, LLC (5) Attn: Carl Kleidman 830 Third Avenue New York, New York 10022	4,201,470	10.1%
ComVest Venture Partners, L.P. (6) Attn: Carl Kleidman 830 Third Avenue New York, New York 10022	4,201,470	10.1%
Entities Affiliated with SF Capital Partners, Ltd. (7) 3600 South Lake Drive St. Francis, WI 53235	2,590,908	6.2%
Scott Halsted (8)	1,663,362	4.0%
Joseph DeVivo (9)	318,195	*
Trent Reutiman (10)	104,193	*
Vincent Bucci (11)	94,750	*
Randy Lindholm (12)	79,995	*
Darrin Uecker (13)	69,395	*
Donald Stewart (14)	65,154	*
Robert Tucker (15)	55,532	*
James E. Brands (16)	25,272	*
John Soto (17)	18,229	*
Wesley E. Johnson, Jr. (18)	14,581	*
Thomas J. Dugan (19)	3,644	*
All directors and executive officers as a group (12 persons) (20)	2,512,302	6.0%

*	Less than 1%
(1)	The persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and except as indicated in the other footnotes to this table.

(2)	In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days after February 28, 2005 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Beneficial ownership calculations for 5% stockholders are based on publicly filed Schedules 13D or 13G, which 5% stockholders are required to file with the SEC, and which generally set forth ownership interests as of December 31, 2004.
(3)	Mr. Falk is the Chairman of Commonwealth Associates Group Holdings, LLC. Only Mr. Falk has the authority to vote or dispose of the shares held by Commonwealth Associates Group Holdings, LLC. Mr. Falk may be deemed to be the beneficial owner of an aggregate of 4,666,852 shares of our common stock, as follows: (i) 4,201,470 shares of common stock beneficially owned by ComVest Venture Partners, L.P. (ComVest Venture Partners, L.P., ComVest Management, LLC and Mr. Falk may be deemed to share such voting and disposition powers with respect to such shares), (ii) 42,120 shares of common stock beneficially owned by the Mikaela Falk Trust, (iii) 42,120 shares of common stock beneficially owned by the Gianna Falk Trust, (iv) 2,733 shares of common stock beneficially owned by Commonwealth Associates, L.P.; and (v) 59,046 shares of common stock beneficially owned by Commonwealth Associates Group Holdings, LLC. In his capacity as Chairman and controlling equity owner of Commonwealth Associates Group Holdings, LLC, Mr. Falk may be deemed to share indirect voting and dispositive power with respect to such entities’ shares and may therefore be deemed to be the beneficial owner of such securities. Finally, Mr. Falk has the sole power to dispose of an aggregate of 319,363 shares of our common stock.
(4)	Commonwealth Associate Group Holdings, LLC, or Commonwealth, as the ultimate parent entity of ComVest Venture Partners, L.P., or ComVest, may be deemed to beneficially own 4,263,249 shares of our common stock. This number includes 59,046 shares of our common stock beneficially held by such entity and 4,201,470 shares beneficially owned by ComVest.
(5)	ComVest Management, LLC, or ComVest Management, as the general partner of ComVest, may be deemed to beneficially own 4,201,470 shares of our common stock beneficially held by ComVest. ComVest Management and Mr. Falk may be deemed to share voting and disposition powers with respect to these shares of our common stock.
(6)	ComVest Management is the general partner of ComVest, and ComVest Management is wholly-owned by Commonwealth. ComVest may be deemed to be the beneficial holder of an aggregate of 4,201,470 shares of our common stock. ComVest, ComVest Management and Mr. Falk may be deemed to share such voting and disposition powers with respect to such 4,201,470 shares beneficially owned by ComVest.
(7)	Represents the combined indirect holdings of Michael A. Roth and Brian J. Stark, as joint filers. All of the shares are held directly by SF Capital Partners, Ltd., a British Virgin Islands company. Messrs. Roth and Stark are the founding members and direct the management of Staro Asset Management, L.L.C., a Wisconsin limited liability company, which (i) acts as investment manager and has sole power to direct the management of Shepherd Investments International, Ltd., a British Virgin Islands corporation, and (ii) acts as general partner and has sole power to direct the management of Stark Investments Limited Partnership, a Wisconsin limited partnership, which serves as the general partner of Stark Trading, a Wisconsin general partnership. Shepherd Investments International, Ltd. and Stark Trading are the controlling owners of SF Capital Partners, Ltd. Through Staro, Messrs. Roth and Stark possess sole voting and dispositive power over all of the foregoing shares.
(8)	Includes 1,435,988 shares, 137,874 shares and 62,500 shares held by Morgan Stanley Venture Partners III, L.P., Morgan Stanley Venture Investors III, L.P. and The Morgan Stanley Venture Partners Entrepreneur Fund L.P., respectively. Mr. Halsted, a director of the Company, is a general partner of Morgan Stanley Venture Partners. Mr. Halsted disclaims beneficial ownership of the shares held by these entities except to the extent of his proportional interest in the entities. The figure shown further includes 27,000 shares issuable upon exercise of options exercisable within 60 days after February 28, 2005, such options being awarded to Mr. Halsted in consideration for his duties as a director of the Company. The figure shown does not include 5,000 shares issuable upon exercise of an option exercisable within 60 days after February 28, 2005, which option was granted to Mr. Halsted in April 2005 in recognition of his service on one or more committees of the Board during fiscal 2004.

(9)	Includes 192,833 shares issuable upon exercise of options exercisable within 60 days after February 28, 2005.
(10)	Includes 102,170 shares issuable upon exercise of options exercisable within 60 days after February 28, 2005.
(11)	Includes 77,626 shares issuable upon exercise of options exercisable within 60 days after February 28, 2005. The figure shown does not include 25,000 shares issuable upon exercise of an option exercisable within 60 days after February 28, 2005, which option was granted to Mr. Bucci in April 2005 in recognition of his services as Chairman of the Board and his service on one or more committees of the Board during fiscal 2004.
(12)	Includes 59,995 shares issuable upon exercise of options exercisable within 60 days after February 28, 2005. The figure shown does not include 5,000 shares issuable upon exercise of an option exercisable within 60 days after February 28, 2005, which option was granted to Mr. Lindholm in April 2005 in recognition of his service on one or more committees of the Board during fiscal 2004.
(13)	Includes 67,395 shares issuable upon exercise of options exercisable within 60 days after February 28, 2005.
(14)	Includes 17,368 shares issuable upon exercise of options exercisable within 60 days after February 28, 2005.
(15)	Includes 27,378 shares issuable upon exercise of options exercisable within 60 days after February 28, 2005. The figure shown does not include 5,000 shares issuable upon exercise of an option exercisable within 60 days after February 28, 2005, which option was granted to Mr. Tucker in April 2005 in recognition of his service on one or more committees of the Board during fiscal 2004.
(16)	Includes 25,272 shares issuable upon exercise of options exercisable within 60 days after February 28, 2005. The figure shown does not include 5,000 shares issuable upon exercise of an option exercisable within 60 days after February 28, 2005, which option was granted to Mr. Brands in April 2005 in recognition of his service on one or more committees of the Board during fiscal 2004.
(17)	Includes 18,229 shares issuable upon exercise of options exercisable within 60 days after February 28, 2005.
(18)	Includes 14,581 shares issuable upon exercise of options exercisable within 60 days after February 28, 2005. The figure shown does not include 5,000 shares issuable upon exercise of an option exercisable within 60 days after February 28, 2005, which option was granted to Mr. Johnson in April 2005 in recognition of his service on one or more committees of the Board during fiscal 2004.
(19)	Includes 3,644 shares issuable upon exercise of options exercisable within 60 days after February 28, 2005. The figure shown does not include 5,000 shares issuable upon exercise of an option exercisable within 60 days after February 28, 2005, which option was granted to Mr. Dugan in April 2005 in recognition of his service on one or more committees of the Board during fiscal 2004.
(20)	Includes 633,491 shares issuable upon exercise of options exercisable within 60 days after February 28, 2005. The figure shown does not include an aggregate of 55,000 shares issuable upon exercise of options exercisable within 60 days after February 28, 2005, which options were granted to nonemployee directors in April 2005 in recognition of their respective services as directors during fiscal 2004.

COMPENSATION OF EXECUTIVE OFFICERS

The following table shows the compensation paid by the Company for services rendered during the Company’s three preceding fiscal years to (a) the individual who served as our Chief Executive Officer during the fiscal year ended December 31, 2004, and (b) the four other most highly compensated individuals who served as executive officers of the Company as of December 31, 2004 (the “Named Executive Officers”).

Summary Compensation Table

		Annual Compensation				Long-Term Compensation		All Other Compensation
Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)	Other Annual Compensation ($)		Restricted Securities
						Stock Awards ($)	Underlying Options (#)

Joseph DeVivo President, Chief Executive Officer and Director	2004 2003 2002	263,218 97,500 —	52,607 — —	— 42,079 —	(3)	— — —	190,000 692,175 —	— 100,000 —	(6)

Trent Reutiman Vice President, U.S. Sales and Marketing	2004 2003 2002	103,561 100,000 100,000	126,820 91,281 110,481	6,000 6,000 6,000	(4) (4) (4)	— — —	60,000 25,200 35,360	24,500 23,000 —	(7) (7)

Darrin Uecker Chief Technology Officer	2004 2003 2002	209,520 — —	29,563 — —	75,000 — —	(5)	— — —	247,000 — —	10,000 —	(8)

John Soto Vice President, International Sales	2004 2003 2002	191,181 56,491 —	57,347 13,750 —	— — —		— — —	15,000 100,000 —	— — —

Donald Stewart Chief Financial Officer and Vice President, Finance and Administration (2)	2004 2003 2002	204,932 196,381 188,885	28,142 27,500 —	— — —		— — —	15,000 61,250 6,250	— — —

(1)	Includes amounts deferred under our 401(k) plan.
(2)	Mr. Stewart also served as our Acting Chief Executive Officer from May 2003 to August 2003.
(3)	Mr. DeVivo received $9,367 in reimbursed moving expenses in 2003. An additional $32,712 related to expected relocation expenses have been accrued on his behalf.
(4)	Mr. Reutiman received a $6,000 auto allowance in 2004, 2003 and 2002.
(5)	Mr. Uecker received $75,000 in reimbursed moving expenses in 2004.
(6)	Mr. DeVivo received a $100,000 signing bonus in 2003.
(7)	Mr. Reutiman received housing allowance payments of $24,500 in 2004 and $23,000 in 2003.
(8)	Mr. Uecker received a $10,000 signing bonus in 2004.

OPTION GRANTS IN LAST FISCAL YEAR

The following table provides certain information with respect to stock options granted to Named Executive Officers in the last fiscal year out of our 2000 Stock Plan. In addition, as required by SEC rules, the table sets forth the hypothetical gains that would exist for the options based on assumed rates of annual compound stock price appreciation during the option term.

	Individual Grants (1)
	Number of Securities Underlying Options		Percent of Total Options Granted to Employees in	Exercise Price	Expiration	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
Name	Granted		Fiscal Year 2004(3)	($/sh)(4)	Date	5%	10%
Joseph DeVivo	190,000	(1)	13.62%	$2.90	11/4/14	$346,521	$878,152
Trent Reutiman	60,000	(1)	4.30%	$2.90	11/4/14	109,428	277,311
Darrin Uecker	200,000	(1)	14.33%	$4.16	1/12/14	523,240	1,325,994
	47,000	(1)	3.37%	$2.90	11/4/14	85,718	217,227
John Soto	15,000	(1)	1.07%	$2.90	11/4/14	27,357	69,328
Donald Stewart	15,000	(1)	1.07%	$2.90	11/4/14	27,357	69,328

(1)	No stock appreciation rights were granted to the Named Executive Officers in the last fiscal year. The options granted have a 10-year term. Options granted to the Named Executive Officers vest at the rate of 12.5% on the six-month anniversary of the vesting commencement date and 2.0833% each month thereafter. All of the granted options are subject to earlier termination in connection with termination of employment.
(2)	The potential realizable value illustrates the value that might be realized upon the exercise of the options immediately prior to the expiration of their terms, assuming the specified compounded rates of appreciation of the market price on the date of grant through the option term, less the exercise price. Actual gains, if any, on stock option exercise are dependent upon a number of factors, including the future performance of the common stock and the timing of option exercises, as well as the optionees’ continued employment throughout the vesting period. There can be no assurance that the amounts reflected in this table will be achieved.
(3)	The Company granted 1,395,500 options to purchase common stock to employees in the last fiscal year.
(4)	The exercise price may be paid in cash, in shares of common stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares.

Equity Compensation Plan Information

The following table provides information as of February 28, 2005 with respect to the shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column (a))
	(a)	(b)		(c)
Equity compensation plans approved by security holders: (1)	3,915,762	$3.54	(2)	2,100,611	(3)

Equity compensation plans not approved by security holders: (4)	3,489,822	$1.88		—

Total	7,405,584	$2.76		2,100,611

(1)	Consists of the following equity compensation plans:

•	2000 Stock Plan

•	2000 Directors Stock Option Plan

•	2000 Employee Stock Purchase Plan

•	1994 Incentive Stock Plan

(2)	Assumes that employees will purchase the remaining 341,647 shares of common stock available for issuance under the 2000 Employee Stock Purchase Plan in August 2005 at a purchase price of $2.38 per share. Under the terms of the 2000 Employee Stock Purchase Plan, shares are purchased at 85% of the fair market value of our common stock on either the first day of an offering period or the last day of a purchase period, whichever is lower. Therefore, the purchase price is not fixed until the August 2005 purchase date, and employees may purchase the shares at a lower price per share, affecting the weighted-average exercise price.
(3)	The 2000 Stock Plan incorporates an evergreen formula pursuant to which, on the first day of each of our fiscal years (through fiscal 2010), the number of shares available for future issuance under the 2000 Stock Plan automatically increases by the lesser of (i) 1,000,000 shares; (ii) 7% of our outstanding common stock on the last day of the immediately preceding fiscal year; or (iii) such lesser number of shares as the board of directors determines. The 2000 Employee Stock Purchase Plan incorporates an evergreen provision pursuant to which, on the first day of each of our fiscal years (through fiscal 2010), the number of shares available for future issuance under the 2000 Employee Stock Purchase Plan automatically increases by the lesser of (i) 650,000 shares; (ii) 4% of our outstanding common stock on the last day of the immediately preceding fiscal year; or (iii) such lesser number of shares as the Board of Directors determines. If the 2005 Stock and Incentive Plan is approved at the Annual Meeting, we will cease granting awards under the 2000 Stock Plan.
(4)	Consists of the Horizon Medical Products 1998 Incentive Stock Plan.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION VALUES

The following table sets forth certain information with respect to stock options exercised by the Named Executive Officers during the fiscal year ended December 31, 2004. In addition, the table sets forth the number of shares covered by stock options as of the fiscal year ended December 31, 2004, and the value of in-the-money stock options, which represents the positive spread between the exercise price of a stock option and the market price of the shares subject to such option at the end of the fiscal year ended December 31, 2004.

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at 12/31/2004 (1)		Value of Unexercised In-the- Money Options at December 31, 2004 (2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Joseph DeVivo	—	$—	234,682	647,493	$315,317	$803,419
Trent Reutiman	—	—	58,597	137,291	41,593	129,024
Darrin Uecker		—	46,812	200,188	950	44,640
John Soto	—	—	31,561	83,439	23,739	65,811
Donald Stewart	—	—	106,820	125,680	6,681	99,831

(1)	No stock appreciation rights (SARs) were outstanding during fiscal 2004.
(2)	Based on the $3.87 closing price of our common stock on the Nasdaq Stock Market on December 31, 2004, less the exercise price of the options.

Employment Agreements

Joseph DeVivo. We have an employment agreement with Joseph DeVivo, our President and Chief Executive Officer, which among other things provides for the payment of severance or the acceleration of unvested options in certain circumstances. Mr. DeVivo’s employment agreement provides that he will have up to 18 months to exercise his initial option grant, to the extent vested, if his employment is terminated after a change of control transaction. Mr. DeVivo’s agreement also provides that if his employment with us is terminated without cause (including as a result of constructive termination), and provided that he executes our standard form or release agreement releasing any claims he may have against us, Mr. DeVivo will receive monthly severance payments, equal to 1/12th of his annual base salary and reimbursement for his continued medical coverage until the earlier of (i) 12 months after his termination date or (ii) such time as he accepts an offer of employment or consulting relationship which constitutes the equivalent of a full-time position or which compensates him at a level equal to the level of compensation provided by the Company on the date of termination of his employment. Mr. DeVivo is also a party to our standard form of change of control agreement that is described in more detail below.

John J. Soto. We have an employment agreement with John J. Soto, our Vice President, International, which among other things provides for the payment of severance in certain circumstances. Mr. Soto’s agreement provides that if his employment with us is terminated without cause, Mr. Soto will receive monthly severance payments, equal to 1/12th of his annual base salary until the earlier of (i) 6 months after his termination date or (ii) such time as he obtains alternative full-time employment. Mr. Soto is also a party to our standard form of change of control agreement that is described in more detail below.

Donald Stewart. We have an employment agreement with Donald Stewart, our Chief Financial Officer, which among other things provides for the payment of severance in certain circumstances. Mr. Stewart’s agreement provides that if his employment with us is terminated without cause after August 18, 2004, and provided that he executes our standard form or release agreement releasing any claims he may have against us, Mr. Stewart will receive monthly severance payments, equal to 1/12th of his annual base salary and reimbursement for his continued medical coverage until the earlier of (i) 6 months after his termination date or (ii) such time as he accepts an offer of employment or consulting relationship which constitutes the equivalent of a full-time position.

Darrin Uecker. We have an employment agreement with Darrin Uecker, our Chief Technology Officer, which among other things provides for the payment of severance in certain circumstances. Mr. Uecker’s agreement provides that if his employment with us is terminated without cause, and provided that he executes our standard form or release agreement releasing any claims he may have against us, Mr. Uecker will receive monthly severance payments, equal to 1/12th of his annual base salary and reimbursement for his continued medical coverage until the earlier of (i) 6 months after his termination date or (ii) such time as he accepts an offer of employment or consulting relationship which constitutes the equivalent of a full-time position.

Transactions with Security Holders

On November 24, 2004, we entered into Stock and Warrant Purchase Agreements with SF Capital Partners Ltd., among others. As a result of this transaction, SF Capital Partners owns more than five percent of our common stock. Pursuant to the terms of the Purchase Agreements, we sold an aggregate of 4,363,634 shares of our unregistered common stock at a per share price of $2.75 and warrants to purchase an aggregate of 3,272,724 shares of our common stock which are initially exercisable at a price of $4.00 per share, netting approximately $11.1 million after issuance fees and expenses. The warrants provide for adjustment of the number and kind of securities purchasable upon exercise of the warrants, as well as for adjustment of the per share exercise price, upon the occurrence of certain specified events. These specified events include, without limitation, the payment by the Company of a dividend or a distribution on its common stock in shares of common stock, the consolidation or merger of the Company with another entity in which the Company is not the surviving entity, and the recapitalization, reclassification or reorganization of the capital stock of the Company. The warrants also contain an anti-dilution adjustment provision which provides for an adjustment in the per share exercise price in the event that the Company issues and sells shares of its common stock for per share consideration that is less than the exercise price then in effect, subject to customary limitations and exclusions, but in no event will the per share exercise price for the warrant be adjusted to less than $3.23. The issuance was deemed to be exempt from registration under the Securities Act of 1933 in reliance upon Section 4(2) thereof as transactions by an issuer not involving any public offering. On January 21, 2005, our Registration Statement on Form S-3/A, which registered the shares of common stock and the shares of common stock issuable upon exercise of the warrants to SF Capital Partners Ltd., among others, became effective. We are required to keep this registration statement effective until the earlier of (i) the date when the selling stockholders have sold all the shares of common stock and the shares of common stock issuable upon exercise of the warrants pursuant to the registration statement, (ii) the date on which all of the shares may be sold pursuant to Rule 144 under the Securities Act of 1933, as amended or (iii) November 24, 2006.

As a result of our merger with Horizon Medical Products, Inc., ComVest Venture Partners, L.P. and its affiliates (“ComVest”) owns more than five percent of our common stock. Furthermore, as part of the merger, we assumed, among other obligations, Senior Subordinated Convertible Notes (the “Senior Notes”) originally issued by Horizon in March 2002. ComVest holds a Senior Note in the aggregate principal amount of $4,334,000. The Senior Note held by ComVest comes due in July 2008 and bears interest, payable quarterly, at 8.0% per annum currently, increasing to 14% per annum on July 29, 2005. We may prepay the Senior Notes without a penalty prior to their maturity date.

Change of Control Agreements

We have entered into change of control agreements with our officers that provide the following benefits upon the sale or merger of the Company. In the event that we consummate a change of control transaction, 50% of any unvested options held by our officers shall become fully vested and immediately exercisable and repurchase rights retained by us with respect to 50% of the restricted stock held by our officers shall immediately lapse. In addition, on each one month anniversary following the effective date of a change of control transaction, 1/12th of the remaining unvested options held by our officers shall become fully vested and immediately exercisable and repurchase rights retained by us with respect to 1/12th of any remaining restricted stock held by our officers shall immediately lapse.

If the officer is involuntarily terminated within 12 months after the change of control transaction, all unvested options held by our officers shall become fully vested and immediately exercisable and all repurchase rights retained by us with respect to the restricted stock held by our officers shall immediately lapse. If the officer voluntarily resigns or is terminated for cause after the change of control, then the officer is not entitled to any acceleration of the vesting of options or lapse of repurchase rights with respect to restricted stock.

Separation Agreements

During the year ended December 31, 2004, we entered into a separation agreement with Mr. Robert Wenzel, our former Chief Operating Officer.

Indemnification of Directors and Executive Officers

We have entered into indemnification agreements with our officers and directors containing provisions which may require us, among other things, to indemnify our officers and directors against a number of liabilities that may arise by reason of their status or service as officers or directors (other than liabilities arising from willful misconduct of a culpable nature) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Other Relationships

Vincent Bucci, a member of our Board, is the President of Health Policy Associates, Inc. In 2004, Health Policy Associates, Inc. provided consulting services to us in a variety of areas related to U.S. Food and Drug Administration regulations including clinical studies, regulatory affairs and quality assurance and was paid approximately $14,000.

Randy Lindholm, a member of our Board, began providing consulting services to us in April 2003 pursuant to a consulting agreement which was amended in August 2003. During 2004, in connection with these consulting services, Mr. Lindholm was granted an option to purchase 10,000 shares of our common stock These options have an exercise price of $3.50 per share and vest at a rate of 1/24th per month from August 5, 2004.

Notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the Compensation Committee Report, the Audit Committee Report and the Stock Performance Graph shall not be deemed to be incorporated by reference into any such filings.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The following is a report of the Compensation Committee of the Board of Directors of RITA Medical Systems, Inc. (the “Compensation Committee”) describing the compensation policies applicable to the Company’s executive officers during the fiscal year that ended December 31, 2004. Vincent Bucci, Scott Halsted (chairman) and Randy Lindholm are the current members of the Compensation Committee. At the beginning of fiscal 2004, the Compensation Committee consisted of John Gilbert and Messrs. Bucci and Halsted. In August 2004, the Board approved Harold Blue’s appointment to the Compensation Committee. In September 2004, Mr. Gilbert resigned from the Compensation Committee and the Board. In October 2004, Mr. Blue resigned from the Compensation Committee and the Board. Messrs. Bucci and Halsted have been determined to be independent directors under the rules of the NASDAQ Stock Market. In April 2005, the Board approved Mr. Lindholm’s appointment to the Compensation Committee. The Board has not been able to determine if Mr. Lindholm is independent under applicable Nasdaq rules as a result of Mr. Lindholm’s consulting relationship with the Company. The Board has determined that Mr. Lindholm’s participation on the Compensation Committee and his ongoing involvement in Company compensation matters is in the best interests of the Company and its stockholders and that he will continue to serve on the Compensation Committee under an exception from the requirement that compensation committees be comprised solely of independent directors under applicable Nasdaq rules. Messrs. Bucci and Halsted are each a “nonemployee director” within the meaning of Section 16 of the Securities and Exchange Act and an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code. The purpose of the Compensation Committee is to discharge the responsibilities of the Board with respect to compensation matters for our executive officers and other employees and consultants, report annually to our stockholders on executive compensation matters and administer our equity and other compensation plans. The responsibilities of the Compensation Committee include, among other things, establishing and administering our policies regarding annual executive salaries and cash incentives and long-term equity incentives and administering our 2000 Stock Plan, 2000 Employee Stock Purchase Plan and 2000 Directors’ Stock Option Plan.

General Compensation Policy

Under the supervision of the Board of Directors, our compensation policy is designed to attract and retain qualified key executives critical to our growth and long term success. It is the objective of the Board of Directors to have a portion of each executive’s compensation contingent upon our performance as well as upon the individual’s personal performance. Accordingly, each executive officer’s compensation package is comprised of three elements: (i) base salary which reflects individual performance and expertise, (ii) variable bonus awards payable in cash and tied to the achievement of certain performance goals that the Board of Directors establishes from time to time for the Company, and (iii) long term stock-based incentive awards which are designed to strengthen the mutuality of interests between the executive officers and our stockholders.

The summary below describes in more detail the factors which the Board of Directors considers in establishing each of the three primary components of the compensation package provided to the executive officers.

Base Salary

The level of base salary is established primarily on the basis of the individual’s qualifications and relevant experience, the strategic goals for which he or she has responsibility, the compensation levels at similar companies and the incentives necessary to attract and retain qualified management. Base salary is adjusted each year to take into account the individual’s performance and to maintain a competitive salary structure. Company performance does not play a significant role in the determination of base salary.

During fiscal 2004, the Compensation Committee reviewed and adjusted the base salaries for the Company’s executive officers by evaluating the factors described above and considering the recommendations of the Company’s Chief Executive Officer.

Cash-Based Incentive Compensation

Cash bonuses are awarded on a discretionary basis to executive officers and other managers on the basis of their success in achieving designated individual goals and our success in achieving specific company-wide goals, such as revenue growth and earnings. For fiscal 2004, the Company adopted its Performance Incentive Plan, which set maximum targeted cash bonuses for participating executive officers ranging from 27.5% to 40.0% of their base salaries, and lesser amounts for other participating managers. Amounts earned under this plan, paid in April 2005, reflect 50% goal achievement.

In addition, the Company maintains an incentive program for its sales force that pays commissions based on the performance of the sales team toward the Company’s revenue targets. Mr. Reutiman, our Vice President, U.S. Sales and Marketing, and Mr. Soto, our Vice President, International Sales, participate in this incentive program, in lieu of participating in the Performance Incentive Program. In fiscal 2004, Mr. Reutiman and Mr. Soto earned commissions of $126,820 and $57,347, respectively, under such program.

Long-Term Incentive Compensation

We have utilized our stock option plans to provide executives and other key employees with incentives to maximize long-term stockholder values. Awards under this plan by the Board of Directors take the form of stock options designed to give the recipient a significant equity stake and thereby closely align his or her interests with those of our stockholders. Factors considered in making such awards include the individual’s position, his or her performance and responsibilities, and internal comparability considerations. In addition, the Board of Directors has established certain general guidelines in making option grants to the executive officers in an attempt to target a fixed number of unvested option shares based upon each individual’s position and his or her existing holdings of unvested options. However, the Board of Directors is not required to adhere strictly to these guidelines and may vary the size of the option grant made to each executive officer as it determines the circumstances warrant. Each option grant allows the executive officer to acquire shares of common stock at a fixed price per share (the fair market value on the date of grant) over a specified period of time (up to 10 years). The options typically vest in periodic installments over a four year period, contingent upon the executive officer’s continued employment with us. Accordingly, the option will provide a return to the executive officer only if he or she remains in our service, and then only if the market price of the common stock appreciates over the option term.

In accordance with this policy, during fiscal 2004, the existing equity-based compensation of the executive officers was reviewed and the Compensation Committee made new grants of stock options under the Company’s 2000 Stock Plan. In the aggregate, these options provided our executive officers with rights to purchase 527,000 shares of our common stock at prices ranging from $2.90 to $4.16 per share.

In addition to participating in the Company’s 2000 Stock Plan, the Company’s executive officers may also participate in the Company’s 2000 Employee Stock Purchase Plan on the same basis as other employees who meet eligibility criteria. This plan is qualified under Section 423 of the Internal Revenue Code, and it allows participants to purchase, through payroll deductions, shares of our common stock at a price equal to 85% of its fair market value on the enrollment date or the purchase date, whichever is lower.

Compensation of the Chief Executive Officer

Joseph DeVivo has served as the Company’s President and Chief Executive Officer since August 2003. His annual base salary for the fiscal year ended December 31, 2004 was $264,318, which was determined based on the factors described above. For fiscal 2004, Mr. DeVivo was eligible to participate in the Performance Incentive

Plan with a targeted cash bonus of up to 40% of his base salary, under which he earned and has been paid $52,607, which reflects a 50% goal achievement. Also during 2004, in accordance with the policy described above in “Long-Term Incentive Compensation”, Mr. DeVivo was granted options to purchase 190,000 shares of our common stock. These options have an exercise price of $2.90 per shares and vest at the rate of 1/48th per month from November 4, 2004.

In connection with his joining the Company in August 2003, Mr. DeVivo was paid a $100,000 signing bonus, which he is required to repay to the Company in whole or in part if he voluntarily terminates his employment with the Company before August 18, 2005. In addition, Mr. DeVivo was granted an option to purchase 692,175 shares of our common stock, which vests at the rate of 25% of the total number of shares on August 18, 2004 and 1/48th of the total number of shares each month thereafter. The factors discussed above in “Base Salary”, “Cash-Based Incentive Compensation” and “Long-Term Incentive Compensation” were considered in establishing the amount of Mr. DeVivo’s base salary, cash bonus and stock option grant at the time of his hiring.

Deductibility of Executive Compensation

The Compensation Committee has considered the impact of Section 162(m) of the Internal Revenue Code adopted under the Omnibus Budget Reconciliation Act of 1993, which section disallows a deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the Chief Executive Officer and four other most highly compensated executive officers, respectively, unless such compensation meets the requirements for the “performance-based” exception to Section 162(m). As the cash compensation paid by the Company to each of its executive officers is expected to be below $1 million and the committee believes that options granted under the 2000 Stock Plan to such officers will meet the requirements for qualifying as performance-based, the committee believes that Section 162(m) will not affect the tax deductions available to the Company with respect to the compensation of its executive officers. It is the Compensation Committee’s policy to qualify, to the extent reasonable, its executive officers’ compensation for deductibility under applicable tax law. However, the Company may from time to time pay compensation to its executive officers that may not be deductible.

The Compensation Committee of the Board of Directors of RITA Medical Systems, Inc.:

Vincent Bucci
Scott Halsted
Randy Lindholm*

*	Mr. Lindholm was appointed to the Compensation Committee in April 2005. Although not a formal member of the Compensation Committee during the year ended December 31, 2004, he participated in some discussions of the Compensation Committee regarding executive compensation for the Company’s Named Executive Officers for the year ended December 31, 2004.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors of RITA Medical Systems, Inc. (the “Audit Committee”) is composed of three independent directors and operates under a written charter originally adopted by the Board of Directors in May 2000 and most recently amended in February 2004. The current members of the Audit Committee are James Brands, Thomas J. Dugan and Wesley E. Johnson, Jr. (chairman). At the beginning of fiscal 2004, the Audit Committee consisted of John Gilbert, Mr. Johnson and Scott Halsted. In August 2004, the Audit Committee was reconstituted to include James Brands and Messrs. Gilbert and Johnson. In September 2004, Mr. Gilbert resigned from the Audit Committee and the Board. In November 2004, the Board approved Mr. Dugan’s appointment to the Audit Committee. The Company’s Board of Directors has determined that all members of the Audit Committee are independent directors under the rules of the NASDAQ Stock Market and each of them is able to read and understand fundamental financial statements. The Company’s Board of Directors has determined that Mr. Johnson qualifies as an “audit committee financial expert” as defined by the rules of the SEC.

The purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and audits of its financial statements. The Audit Committee selects, subject to stockholder ratification, an accounting firm to be engaged as the Company’s independent registered public accounting firm. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted auditing standards and to issue a report thereon. Management is responsible for the Company’s internal controls and the financial reporting process. The Audit Committee is responsible for, among other things, monitoring and overseeing these processes, reviewing and discussing annual and quarterly financial statements of the Company and approving all professional serves to be provided to the Company by its independent registered public accounting firm.

The Audit Committee held eight meetings during the fiscal year 2004. The Audit Committee had a year end meeting in March 2005 with management and the Company’s independent public registered public accounting firm, PricewaterhouseCoopers LLP. Management represented to the Audit Committee that the Company’s financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee reviewed and discussed the audited financial statements for fiscal year 2004 with management and the independent registered public accounting firm.

The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees.

The Audit Committee has received and reviewed the written disclosures and the letter from the independent registered public accounting firm, PricewaterhouseCoopers LLP as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. Additionally, the Audit Committee has discussed with PricewaterhouseCoopers LLP the issue of its independence from the Company.

Based on its review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

The Audit Committee of the Board of Directors of RITA Medical Systems, Inc.:

James Brands
Thomas J. Dugan
Wesley E. Johnson, Jr.

FEES BILLED FOR SERVICES RENDERED BY PRINCIPAL ACCOUNTANT

The following is a summary of the expenses we incurred with PricewaterhouseCoopers LLP, our independent registered public accounting firm, for professional services rendered for the fiscal years ended December 31, 2004 and December 31, 2003.

	Year ended December 31,
Fee Category	2004	2003
Audit Fees	$816,777	$191,300
Audit-Related Fees	415,155	7,500
Tax Fees	—	16,746
All Other Fees	—	—

Total Fees	$1,231,932	$215,546

Audit Fees. Audit fees consist of fees billed for professional services rendered for the audit of our consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements. Audit fees for fiscal 2004 also included the audit of management’s report on the effectiveness of the Company’s internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002.

Audit-Related Fees. Audit-related fees consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees”. These services include employee benefit plan audits, attest services that are not required by statute or regulation, audits in connection with acquisitions and consultations concerning financial accounting and reporting standards.

Tax Fees. Tax fees consist of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance, customs and duties and international tax planning.

All Other Fees. Other fees consist of fees for products or services other than those described above.

STOCK PERFORMANCE GRAPH

The following graph compares the cumulative total shareholder return data for the Company’s stock since July 27, 2000 (the date on which the Company’s stock was first registered under Section 12 of the Securities Exchange Act of 1934, as amended) to the cumulative return over such period of (i) the Nasdaq Stock Market (U.S.) Index and (ii) the Nasdaq Medical Equipment Index. The graph assumes that $100 was invested on July 27, 2000, the date on which the Company completed the initial public offering of its common stock, in the common stock of the Company and in each of the comparative indexes. The graph further assumes that such amount was initially invested in the common stock of the Company at a per share price of $12.00, the price to which such stock was first offered to the public by the Company on the date of its initial public offering, and reinvestment of any dividends. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

COMPARISON OF 53 MONTH CUMULATIVE RETURN*

AMONG RITA MEDICAL SYSTEMS, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX

AND THE NASDAQ MEDICAL EQUIPMENT INDEX

*	$100 invested on 7/27/00 in stock market or index, including reinvestment of dividends. Fiscal year ended December 31.

	Cumulative Total Return
	7/27/00	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04
RITA MEDICAL SYSTEMS, INC.	100.00	70.83	55.58	42.08	37.08	32.25
NASDAQ STOCK MARKET (U.S.)	100.00	65.16	49.16	28.53	41.45	43.78
NASDAQ MEDICAL EQUIPMENT	100.00	100.63	111.27	91.42	133.95	156.01

Section 16 Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, our executive officers and persons who own more than 10% of the common stock (collectively, “Reporting Persons”) to file initial reports of ownership and changes in ownership of our common stock. Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. To our knowledge, based solely on our review of the copies of such reports received or written representations from certain Reporting Persons that no other reports were required, we believe that during its fiscal year ended December 31, 2004, all Reporting Persons complied with all applicable filing requirements except for Messrs. Blue, Brands, Bucci, DeVivo, Gilbert, Halsted, Johnson, Lindholm, Pedroff, Reutiman, Soto, Stewart and Tucker. Mr. Pedroff filed one late report in connection with a May 2004 acquisition of 1,000 shares of our common stock. Messrs. Bucci, Gilbert, Halsted, Johnson and Lindholm each filed a late report in connection with the automatic option granted to each of them on the date of the 2004 annual meeting of stockholders pursuant to the Directors’ Plan. Messrs. Brands and Tucker each filed one late Form 4 in March 2005 in connection with their appointment as directors of the Company in July 2004; the information in each late Form 4 had been previously disclosed in a Form 3. Mr. Blue, one of our former directors, has not filed a Form 4 to correctly report the amount of stock and options held by him upon his appointment as a director of the Company in July 2004; the information has been previously disclosed in a Form 3. Mr. DeVivo filed a late report in connection with a November 2004 grant of an option to purchase 190,000 shares pursuant to the 2000 Stock Plan. Mr. Reutiman filed a late report in connection with a November 2004 grant of an option to purchase 60,000 shares pursuant to the 2000 Stock Plan. Mr. Soto filed a late report in connection with a November 2004 grant of an option to purchase 15,000 shares pursuant to the 2000 Stock Plan. Mr. Stewart filed a late report in connection with a November 2004 grant of an option to purchase 15,000 shares pursuant to the 2000 Stock Plan. Mr. Uecker filed a late report in connection with a November 2004 grant of an option to purchase 47,100 shares pursuant to the 2000 Stock Plan.

Other Matters

The Board of Directors knows of no other business that will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in respect thereof as the proxy holders deem advisable. It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

By Order of the Board of Directors,

/s/    Joseph DeVivo

Joseph DeVivo, President and Chief Executive Officer

Mountain View, California

May 2, 2005

APPENDIX A

The Company anticipates that the number of shares reserved for issuance under the 2005 Stock and Incentive Plan will be registered under the Securities Act of 1933, as amended, on Form S-8 as soon as practicable after the receipt of approval of the adoption of this plan by the Company’s stockholders.

RITA MEDICAL SYSTEMS, INC.

2005 STOCK AND INCENTIVE PLAN

Adopted                          , 2005

1. Purposes of the Plan. The purposes of this 2005 Stock and Incentive Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees and Consultants of the Company and its Subsidiaries and to promote the success of the Company’s business. Options granted under the Plan may be Incentive Stock Options (as defined under Section 422 of the Code) or Nonstatutory Stock Options, as determined by the Administrator at the time of grant of an Option and subject to the applicable provisions of Section 422 of the Code and the regulations promulgated thereunder. Stock Awards (including Stock Grants, Stock Units, Stock Appreciation Rights and Stock Purchase Rights) and Cash Awards may also be granted under the Plan.

2. Definitions. As used herein, the following definitions shall apply:

(a) “Administrator” means the Board or any of its Committees appointed pursuant to Section 4 of the Plan.

(b) “Applicable Laws” means the legal requirements relating to the administration of stock option and restricted stock plans under applicable U.S. state corporate laws, U.S. federal and applicable state securities laws, the Code, any Nasdaq National Market or stock exchange rules or regulations and the applicable laws of any other country or jurisdiction where Options or Stock Awards are granted under the Plan, as such laws, rules, regulations and requirements shall be in place from time to time.

(c) “Award” means a Stock Award, a Cash Award or an Option granted in accordance with the terms of the Plan.

(d) “Award Agreement” means a Stock Award Agreement, Cash Award Agreement and/or Option Agreement, which may be in written or electronic format, in such form and with such terms and conditions as may be specified by the Administrator, evidencing the terms and conditions of an individual Award. Each Award Agreement is subject to the terms and conditions of the Plan.

(e) “Board” means the Board of Directors of the Company.

(f) “Cash Award” means a bonus opportunity awarded under Section 14 pursuant to which a Participant may become entitled to receive an amount based on the satisfaction of such performance criteria as are specified in the agreement or other documents evidencing the Award (the “Cash Award Agreement”).

(g) “Change in Control” means any of the following, unless the Administrator provides otherwise:

(i) any merger or consolidation in which the Company shall not be the surviving entity (or survives only as a subsidiary of another entity whose stockholders did not own all or substantially all of the Common Stock in substantially the same proportions as immediately prior to such transaction),

(ii) the sale of all or substantially all of the Company’s assets to any other person or entity (other than a wholly-owned subsidiary),

(iii) the acquisition of beneficial ownership of a controlling interest (including, without limitation, power to vote) the outstanding shares of Common Stock by any person or entity (including a “group” as defined by or under Section 13(d)(3) of the Exchange Act),

(iv) a contested election of Directors, as a result of which or in connection with which the persons who were Directors before such election or their nominees (the “Incumbent Directors”) cease to constitute a majority of the Board; provided however that if the election, or nomination for election by the Company’s stockholders, of any new director was approved by a vote of at least fifty percent (50%) of the Incumbent Directors, such new Director shall be considered as an Incumbent Director, or

(v) any other event specified by the Board or a Committee, regardless of whether at the time an Award is granted or thereafter.

(h) “Code” means the Internal Revenue Code of 1986, as amended.

(i) “Committee” means one or more committees or subcommittees appointed by the Board of Directors to administer the Plan in accordance with Section 4 below.

(j) “Common Stock” means the Common Stock of the Company.

(k) “Company” means RITA Medical Systems, Inc., a Delaware corporation.

(l) “Consultant” means any person, including an advisor, who is engaged by the Company or any Parent or Subsidiary to render services and is compensated for such services, and any Director of the Company whether compensated for such services or not.

(m) “Continuous Service Status” means the absence of any interruption or termination of service as an Employee or Consultant. Continuous Service Status shall not be considered interrupted in the case of: (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Administrator, provided that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; or (iv) in the case of transfers between locations of the Company or between the Company, its Subsidiaries or their respective successors. For purposes of this Plan, a change in status from an Employee to a Consultant or from a Consultant to an Employee will not constitute an interruption of Continuous Service Status.

(n) “Director” means a member of the Board of Directors of the Company.

(o) “Employee” means any person employed by the Company or any Parent or Subsidiary of the Company, with the status of employment determined based upon such minimum number of hours or periods worked as shall be determined by the Administrator in its discretion, subject to any requirements of the Code or the Applicable Laws. The payment by the Company of a director’s fee to a Director shall not be sufficient to constitute “employment” of such Director by the Company.

(p) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(q) “Fair Market Value” means, as of any date, the Fair Market Value of the Common Stock as determined by the Administrator in good faith on such basis as it deems appropriate and applied consistently with respect to Participants. Whenever possible, the determination of Fair Market Value shall be based upon the closing price for the Shares as reported in the Wall Street Journal for the applicable date.

(r) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code, as designated in the applicable written Option Agreement.

(s) “Named Executive” means any individual who, on the last day of the Company’s fiscal year, is the chief executive officer of the Company (or is acting in such capacity) or among the four most highly compensated officers of the Company (other than the chief executive officer). Such officer status shall be determined pursuant to the executive compensation disclosure rules under the Exchange Act.

(t) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option, as designated in the applicable written Option Agreement.

(u) “Officer” means a person who is an officer of the Company within the meaning of Section 16(a) of the Exchange Act and the rules and regulations promulgated thereunder.

(v) “Option” means a stock option granted pursuant to the Plan.

(w) “Option Agreement” means a written agreement between an Optionee and the Company reflecting the terms of an Option granted under the Plan and includes any documents attached to such Option Agreement, including, but not limited to, a notice of stock option grant and a form of exercise notice.

(x) “Optioned Stock” means the Common Stock subject to an Option.

(y) “Optionee” means an Employee or Consultant who receives an Option.

(z) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code, or any successor provision.

(aa) “Participant” means any holder of one or more Options or Stock Awards, or the Shares issuable or issued upon exercise of such Awards, under the Plan.

(bb) “Plan” means this 2005 Stock and Incentive Plan.

(cc) “Qualifying Performance Criteria” means any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit, Parent, Subsidiary or business segment, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee in the Award: (i) cash flow; (ii) earnings (including gross margin, earnings before interest and taxes, earnings before taxes, and net earnings); (iii) earnings per share; (iv) growth in earnings or earnings per share; (v) stock price; (vi) return on equity or average stockholders’ equity; (vii) total stockholder return; (viii) return on capital; (ix) return on assets or net assets; (x) return on investment; (xi) revenue; (xii) income or net income; (xiii) operating income or net operating income; (xiv) operating profit or net operating profit; (xv) operating margin; (xvi) return on operating revenue; (xvii) market share; (xviii) contract awards or backlog; (xix) overhead or other expense reduction; (xx) growth in stockholder value relative to the moving average of the S&P 500 Index or a peer group index; (xxi) credit rating; (xxii) strategic plan development and implementation (including individual performance objectives that relate to achievement of the Company’s or any business unit’s strategic plan); (xxiii) improvement in workforce diversity, and (xxiv) any other similar criteria as may be determined by the Administrator. The Committee may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (A) asset write-downs; (B) litigation or claim judgments or settlements; (C) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (D) accruals for reorganization and restructuring programs; and (E) any gains or losses classified as extraordinary or as discontinued operations in the Company’s financial statements.

(dd) “Reporting Person” means an Officer, Director, or greater than 10% stockholder of the Company within the meaning of Rule 16a-2 under the Exchange Act, who is required to file reports pursuant to Rule 16a-3 under the Exchange Act.

(ee) “Restricted Stock” means shares of Common Stock acquired pursuant to a grant of a Stock Award under Sections 11, 12 or 13 below.

(ff) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, as the same may be amended from time to time, or any successor provision.

(gg) “Share” means a share of the Common Stock, as adjusted in accordance with Section 17 of the Plan.

(hh) “Stock Appreciation Right” means a right to receive cash and/or shares of Common Stock based on a change in the Fair Market Value of a specific number of shares of Common Stock granted under Section 13.

(ii) “Stock Award” means a Stock Grant, a Stock Unit, a Stock Appreciation Right or a Stock Purchase Right granted under Sections 11, 12 or 13 below or other similar awards granted under the Plan (including phantom stock rights).

(jj) “Stock Award Agreement” means a written agreement, the form(s) of which shall be approved from time to time by the Administrator, between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(kk) “Stock Exchange” means any stock exchange or consolidated stock price reporting system on which prices for the Common Stock are quoted at any given time.

(ll) “Stock Grant” means the award of a certain number of shares of Common Stock granted under Section 11 below.

(mm) “Stock Purchase Right” means the right to purchase Common Stock pursuant to Section 12 below.

(nn) “Stock Unit” means a bookkeeping entry representing an amount equivalent to the Fair Market Value of one Share, payable in cash, property or Shares. Stock Units represent an unfunded and unsecured obligation of the Company, except as otherwise provided for by the Administrator.

(oo) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code, or any successor provision.

(pp) “Ten Percent Holder” means a person who owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary.

(qq) “2000 Stock Plan” means the 2000 Stock Plan, as amended, of the Company.

3. Stock Subject to the Plan.

(a) Subject to the provisions of Section 17 of the Plan, the maximum aggregate number of Shares that may be sold or issued under the Plan is 5,591,390 shares of Common Stock. This maximum number of shares Stock Plan includes:

(i) 400,000 Shares being reserved in connection with adoption of the Stock Plan; and

(ii) up to 5,191,390 Shares reserved for issuance under the 2000 Stock Plan that as of April 25, 2005 are either (i) available for grant pursuant to awards that may be made under the 2000 Stock Plan or (ii) are subject to outstanding options granted under the 2000 Stock Plan which Shares might be returned to the 2000 Stock Plan if and to the extent the options to which they are subject terminate or expire or become unexercisable for any reason without having been exercised in full.

(b) If an Award should expire or become unexercisable for any reason without having been exercised in full or without the Shares subject thereto having been issued in full, the unpurchased or unissued Shares that were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan. Any Shares of Common Stock which are retained by the Company upon exercise of an Award whether issued under the Plan or the 2000 Stock Plan in order to satisfy the exercise or purchase price for such Award or any withholding taxes due with respect to such exercise, purchase or issuance shall not continue to be available under the Plan. Shares issued under the Plan and later repurchased by the Company pursuant to any repurchase right which the Company may have shall not be available for future grant under the Plan.

(c) Notwithstanding anything to the contrary in the Plan and subject to the provisions of Section 17 of the Plan, the maximum aggregate number of Shares that may be granted under the Plan subject to Stock Grants, Stock Purchase Rights and Stock Units (or any other similar Award having an exercise or purchase price that is less than the Fair Market Value of the Common Stock measured as of the date of grant of the Award, such as phantom stock rights) is 400,000 Shares. Stock-settled Stock Appreciation Rights shall not be counted against this limit; provided however that the total number of Shares to which a Stock Appreciation Right applies (rather than the net number issued upon settlement) shall be deducted against the number of Shares set forth in Section 3(a) above upon settlement of such Award.

4. Administration of the Plan.

(a) General. The Plan shall be administered by the Board or a Committee, or a combination thereof, as determined by the Board. The Plan may be administered by different administrative bodies with respect to different classes of Participants and, if permitted by the Applicable Laws, the Board may authorize one or more officers to grant Options, Stock Awards and Cash Awards under the Plan.

(b) Administration With Respect to Reporting Persons. With respect to Options, Stock Awards and Cash Awards granted to Reporting Persons and Named Executives, the Plan may (but need not) be administered so as to permit such Options, Stock Awards and Cash Awards to qualify for the exemption set forth in Rule 16b-3 and to qualify as performance-based compensation under Section 162(m) of the Code.

(c) Committee Composition. If a Committee has been appointed pursuant to this Section 4, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of any Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies (however caused) and remove all members of a Committee and thereafter directly administer the Plan, all to the extent permitted by the Applicable Laws and, in the case of a Committee administering the Plan pursuant to Section 4(c) above, to the extent permitted or required by Rule 16b-3 and Section 162(m) of the Code.

(d) Powers of the Administrator. Subject to the provisions of the Plan and in the case of a Committee, the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

(i) to determine the Fair Market Value of the Common Stock, in accordance with Section 2(q) of the Plan;

(ii) to select the Consultants and Employees to whom Options, Stock Awards and Cash Awards or any combination thereof may from time to time be granted hereunder;

(iii) to determine whether and to what extent Options, Stock Awards and Cash Awards or any combination thereof are granted hereunder;

(iv) to determine the number of shares of Common Stock or amount of cash to be covered by each Award granted hereunder;

(v) to approve forms of agreement for use under the Plan;

(vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise and/or purchase price (if applicable), the time or times when an Award may be exercised (which may or may not be based on performance criteria), the vesting schedule, any vesting and/or exercisability acceleration or waiver of forfeiture restrictions, the acceptable forms of consideration, the term, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine and may be established at the time an Award is granted or thereafter;

(vii) to determine the terms and restrictions applicable to Stock Awards and the Restricted Stock purchased or issued on exercise or settlement of such Stock Awards;

(viii) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(ix) in order to fulfill the purposes of the Plan and without amending the Plan, to modify grants of Options, Stock Awards or Cash Awards to Participants who are foreign nationals or employed outside of the United States in order to recognize differences in local law, tax policies or customs;

(x) to allow Participants to satisfy withholding tax amounts by electing to have the Company withhold from the Shares to be issued upon exercise of a Nonstatutory Stock Option or vesting of a Stock Award that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined in such manner and on such date that the Administrator shall determine or, in the absence of provision otherwise, on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may provide;

(xi) to correct administrative errors;

(xii) to modify or amend each Award, including, but not limited to, the acceleration of vesting and/or exercisability, provided, however, that any such amendment is subject to Section 20 of the Plan and except as set forth in that Section, may not impair any outstanding Award unless agreed to in writing by the Participant;

(xiii) to authorize conversion or substitution under the Plan of any or all options, stock appreciation rights or stock awards held by service providers of an entity acquired by the Company (the “Conversion Awards”). Any conversion or substitution shall be effective as of the close of the merger, acquisition or other transaction. The Conversion Awards may be Nonstatutory Stock Options or Incentive Stock Options, as determined by the Administrator, with respect to options granted by the acquired entity; provided, however, that with respect to the conversion of stock appreciation rights in the acquired entity, the Conversion Awards shall be Nonstatutory Stock Options. Unless otherwise determined by the Administrator at the time of conversion or substitution, all Conversion Awards shall have the same terms and conditions as Awards generally granted by the Company under the Plan;

(xiv) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xv) to impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any Shares issued as a result of or under an Award, including without limitation, (A) restrictions under an insider trading policy and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers;

(xvi) to provide, either at the time an Award is granted or by subsequent action, that an Award shall contain as a term thereof, a right, either in tandem with the other rights under the Award or as an alternative thereto, of the Participant to receive, without payment to the Company, a number of Shares, cash or a combination thereof, the amount of which is determined by reference to the value of the Award; and

(xvii) to make all other determinations deemed necessary or advisable for administering the Plan and any Award granted hereunder.

(e) Effect of Administrator’s Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all holders of Options, Stock Awards or Cash Awards.

5. Eligibility.

(a) Recipients of Grants. Nonstatutory Stock Options and Stock Awards may be granted to Employees and Consultants. Incentive Stock Options and Cash Awards may be granted only to Employees. An Employee or Consultant who has been granted an Option, Stock Award or Cash Award may, if he or she is otherwise eligible, be granted additional Options, Stock Awards or Cash Awards.

(b) Type of Option. Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option.

(c) $100,000 Limitation. Notwithstanding any designation under Section 5(b), to the extent that the aggregate Fair Market Value of Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 5(c), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares subject to an Incentive Stock Option shall be determined as of the date of the grant of such Option.

(d) Employment Relationship. The Plan shall not confer upon the holder of any Award any right with respect to continuation of an employment or consulting relationship with the Company, nor shall it interfere in any way with such holder’s right or the Company’s right to terminate his or her employment or consulting relationship at any time, with or without cause.

6. Term of Plan. The Plan shall become effective upon its approval by the stockholders of the Company as described in Section 24 of the Plan. It shall continue in effect for a term of ten (10) years from the date the Plan is approved by the stockholders of the Company unless sooner terminated under Section 20 of the Plan.

7. Term of Option. The term of each Option shall be the term stated in the Option Agreement; provided, however, that the term shall be no more than ten years from the date of grant thereof or such shorter term as may be provided in the Option Agreement and provided further that, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted, is a Ten Percent Holder, the term of the Option shall be five years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.

8. Limitation on Grants to Employees. Subject to adjustment as provided in Section 17 below, the maximum number of Shares which may be subject to Options and Stock Awards granted to any one Employee under this Plan for any fiscal year of the Company shall be 1,000,000 Shares.

9. Option Exercise Price and Consideration.

(a) Exercise Price. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Board and set forth in the Option Agreement, but shall be subject to the following:

(i) In the case of an Incentive Stock Option that is:

(A) granted to an Employee who, at the time of the grant of such Incentive Stock Option, is a Ten Percent Holder, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant; or

(B) granted to any other Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(ii) In the case of a Nonstatutory Stock Option the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(iii) Notwithstanding the foregoing, Options may be granted with a per Share exercise price other than as required above pursuant to a merger or other corporate transaction.

(b) No Option Repricings. Other than in connection with a change in the Company’s capitalization (as described in Section 17(a) of the Plan), the exercise price of an Option may not be reduced without stockholder approval.

(c) Permissible Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant) and may consist entirely of (1) cash, (2) check, (3) promissory note (subject to the provisions of Section 153 of the Delaware General Corporation Law), (4) cancellation of indebtedness, (5) other Shares that (x) in the case of Shares acquired upon exercise of an Option, have been owned by the Optionee for more than six months on the date of surrender or such other period as may be required to avoid a charge to the Company’s earnings, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, (6) if as of the date of exercise of an Option the Company then is permitting optionees to engage in a “same-day sale” cashless-brokered exercise program involving one or more brokers, through such a program that complies with the Applicable Laws (including without limitation the requirements of Regulation T and other applicable regulations promulgated by the Federal Reserve Board) and that ensures prompt delivery to the Company of the amount required to pay the exercise price and any applicable withholding taxes, (7) any combination of the foregoing methods of payment, or (8) such other consideration and method of payment for the issuance of Shares to the extent permitted under the Applicable Laws. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company and the Administrator may, in its sole discretion, refuse to accept a particular form of consideration at the time of any Option exercise.

10. Exercise of Option.

(a) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan. The Administrator shall have the discretion to determine whether and to what extent the vesting of Options shall be tolled during any unpaid leave of absence; provided, however, that in the absence of such determination, vesting of Options shall be tolled during any leave that is not a leave required to be provided to the Participant under Applicable Law. In the event of military leave, vesting shall toll during any unpaid portion of such leave, provided that, upon a Participant’s returning from military leave (under conditions that would entitle him or her to protection upon such return under the Uniform Services Employment and Reemployment Rights Act), he or she shall be given vesting credit with respect to Options to the same extent as would have applied had the Participant continued to provide services to the Company throughout the leave on the same terms as he or she was providing services immediately prior to such leave.

An Option may not be exercised for a fraction of a Share.

An Option shall be deemed to be exercised when written (including electronic) notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and the Company has received full payment for the Shares with respect to which the Option is exercised. Full payment may, as authorized by the Board, consist of any consideration and method of payment allowable under Section 9(c) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 17 of the Plan.

Exercise of an Option in any manner shall result in a decrease in the number of Shares that thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b) Termination of Employment or Consulting Relationship. Subject to Section 10(c) below, in the event of termination of an Optionee’s Continuous Service Status, such Optionee may, but only within three months (or such other period of time as is determined by the Administrator) after the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise his or her Option to the extent that the Optionee is vested in the Optioned Stock at the date of such termination. To the extent that the Optioned Stock is not vested at the date of such termination, or if the Optionee does not exercise such Option to the extent the Optioned Stock is vested within the time specified herein, the Option shall terminate. No termination shall be deemed to occur and this Section 10(b) shall not apply if (i) the Optionee is a Consultant who becomes an Employee, or (ii) the Optionee is an Employee who becomes a Consultant.

(c) Disability of Optionee.

(i) Notwithstanding Section 10(b) above, in the event of termination of an Optionee’s Continuous Service Status as a result of his or her total and permanent disability (within the meaning of Section 22(e)(3) of the Code), such Optionee may, but only within six months from the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise the Option to the extent the Optioned Stock is vested at the date of such termination. To the extent that the Optioned Stock is not vested at the date of termination, or if the Optionee does not exercise such Option to the extent the Optioned Stock is vested within the time specified herein, the Option shall terminate.

(ii) In the event of termination of an Optionee’s Continuous Service Status as a result of a disability which does not fall within the meaning of total and permanent disability (as set forth in Section 22(e)(3) of the Code), such Optionee may, but only within six months from the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise the Option to the extent the Optioned Stock is vested at the date of such termination. However, to the extent that such Optionee fails to exercise an Option which is an Incentive Stock Option (“ISO”) (within the meaning of Section 422 of the Code) within three months of the date of such termination, the Option will not qualify for ISO treatment under the Code. To the extent that the Optioned Stock is not vested at the date of termination, or if the Optionee does not exercise such Option to the extent the Optioned Stock is vested within six months from the date of termination, the Option shall terminate.

(d) Death of Optionee. In the event of the death of an Optionee during the period of Continuous Service Status since the date of grant of the Option, or within 30 days following termination of the Optionee’s Continuous Service Status, the Option may be exercised, at any time within twelve months following the date of death (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), by such Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Optioned Stock is vested at the date of death or, if earlier, the date of termination of the Optionee’s Continuous Status as an Employee or Consultant. To the extent that the Optioned Stock is not vested at the date of death or termination, as the case may be, or if the Optionee does not exercise such Option to the extent the Optioned Stock is vested within the time specified herein, the Option shall terminate.

(e) Extension of Exercise Period. The Administrator shall have full power and authority to extend the period of time for which an Option is to remain exercisable following termination of an Optionee’s Continuous Service Status from the periods set forth in Sections 10(b), 10(c) and 10(d) above or in the Option Agreement to such greater time as the Board shall deem appropriate, provided that in no event shall such Option be exercisable later than the date of expiration of the term of such Option as set forth in the Option Agreement.

(f) Rule 16b-3. Options granted to Reporting Persons shall comply with Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption for Plan transactions.

11. Stock Grants and Stock Unit Awards. Each Stock Award Agreement reflecting the issuance of a Stock Grant or Stock Unit shall be in such form and shall contain such terms and conditions as the Administrator shall deem appropriate. The terms and conditions of such agreements may change from time to time, and the terms and conditions of separate agreements need not be identical, but each such agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(a) Consideration. A Stock Grant or Stock Unit may be awarded in consideration for such property or services as is permitted under Applicable Law, including for past services actually rendered to the Company or a Subsidiary for its benefit.

(b) Vesting. Shares of Common Stock awarded under an agreement reflecting a Stock Grant and a Stock Unit award may, but need not, be subject to a share repurchase option, forfeiture restriction or other conditions in favor of the Company in accordance with a vesting or lapse schedule to be determined by the Administrator.

(c) Termination of Participant’s Continuous Service. In the event a Participant’s Continuous Service terminates, the Company may reacquire any or all of the Shares held by the Participant which have not vested or which are otherwise subject to forfeiture or other conditions as of the date of termination under the terms of the agreement.

(d) Transferability. Rights to acquire Shares under a Stock Grant or a Stock Unit agreement shall be transferable by the Participant only by will or by the laws of descent and distribution.

12. Stock Purchase Rights.

(a) Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other Awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing of the terms, conditions and restrictions related to the offer, including the number of Shares that such person shall be entitled to purchase, the price to be paid, and the time within which such person must accept such offer, which shall in no event exceed 30 days from the date upon which the Administrator made the determination to grant the Stock Purchase Right. The purchase price of Shares subject to Stock Purchase Rights shall be as determined by the Administrator. The offer to purchase Shares subject to Stock Purchase Rights shall be accepted by execution of a Stock Award Agreement in the form determined by the Administrator.

(b) Repurchase Option. Unless the Administrator determines otherwise, the Stock Award Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser’s employment with the Company for any reason (including death or disability). The purchase price for Shares repurchased pursuant to the Stock Award Agreement shall be the original purchase price paid by the purchaser or such other price as the Administrator determines and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at such rate as the Administrator may determine.

(c) Other Provisions. The Stock Award Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion. In addition, the provisions of Stock Award Agreements need not be the same with respect to each purchaser.

(d) Rights as a Stockholder. Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a stockholder, and shall be a stockholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 17 of the Plan.

13. Stock Appreciation Rights.

(a) General. Stock Appreciation Rights may be granted either alone, in addition to, or in tandem with other Awards granted under the Plan. The Administrator may grant Stock Appreciation Rights to eligible Participants subject to terms and conditions not inconsistent with this Plan and determined by the Administrator. The specific terms and conditions applicable to the Participant shall be provided for in the Stock Award Agreement. Stock Appreciation Rights shall be exercisable, in whole or in part, at such times as the Administrator shall specify in the Stock Award Agreement. Stock Appreciation Rights shall be subject to the final sentence of Section 3(c) above.

(b) Exercise of Stock Appreciation Right. Upon the exercise of a Stock Appreciation Right, in whole or in part, the Participant shall be entitled to a payment in an amount equal to the excess of the Fair Market Value on the date of exercise of a fixed number of Shares covered by the exercised portion of the Stock Appreciation Right, over the Fair Market Value on the grant date of the Shares covered by the exercised portion of the Stock Appreciation Right (or such other amount calculated with respect to Shares subject to the award as the Administrator may determine). The amount due to the Participant upon the exercise of a Stock Appreciation Right shall be paid in such form of consideration as determined by the Administrator and may be in cash, Shares or a combination thereof, over the period or periods, in each case as specified in the Stock Award Agreement. A Stock Award Agreement may place limits on the amount that may be paid over any specified period or periods upon the exercise of a Stock Appreciation Right, on an aggregate basis or as to any Participant. A Stock Appreciation Right shall be considered exercised when the Company receives written notice of exercise in accordance with the terms of the Stock Award Agreement from the person entitled to exercise the Stock Appreciation Right.

(c) Nonassignability of Stock Appreciation Rights. Except as determined by the Board, no Stock Appreciation Right shall be assignable or otherwise transferable by the Participant except by will or by the laws of descent and distribution.

14. Cash Awards. Each Cash Award will confer upon the Participant the opportunity to earn a future payment tied to the level of achievement with respect to one or more performance criteria established for a performance period of not less than one (1) year.

(a) Cash Award. Each Cash Award shall contain provisions regarding (i) the target and maximum amount payable to the Participant as a Cash Award, (ii) the Qualifying Performance Criteria and level of achievement versus these criteria which shall determine the amount of such payment, (iii) the period as to which performance shall be measured for establishing the amount of any payment, (iv) the timing of any payment earned by virtue of performance, (v) restrictions on the alienation or transfer of the Cash Award prior to actual payment, (vi) forfeiture provisions, and (vii) such further terms and conditions, in each case not inconsistent with the Plan, as may be determined from time to time by the Administrator. The maximum amount payable as a Cash Award may be a multiple of the target amount payable, but the maximum amount payable pursuant to that portion of a Cash Award granted under this Plan for any fiscal year to any Participant shall not exceed U.S. $500,000.

(b) Performance Criteria. The Administrator shall establish the Qualifying Performance Criteria and level of achievement versus these criteria which shall determine the target and the minimum and maximum amount payable under a Cash Award. The Administrator may specify the percentage of the target Cash Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. Notwithstanding anything to the contrary herein, the performance criteria for any portion of a Cash Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be a measure established by the Administrator based on one or more Qualifying Performance Criteria selected by the Administrator and specified in writing not later than 90 days after the commencement of the period of service to which the performance goals relates, provided that the outcome is substantially uncertain at that time (or in such other manner that complies with Section 162(m)).

(c) Timing and Form of Payment. The Administrator shall determine the timing of payment of any Cash Award. The Administrator may provide for or, subject to such terms and conditions as the Administrator may specify and Applicable Law, may permit a Participant to elect for the payment of any Cash Award to be deferred to a specified date or event. The Administrator may specify the form of payment of Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Cash Award, or such portion thereof as the Administrator may specify, to be paid in whole or in part in cash or other property.

(d) Termination of Employment. The Administrator shall have the discretion to determine the effect a Termination of Employment due to (i) disability, (ii) death or (iii) otherwise shall have on any Cash Award.

15. Section 162(m) Compliance. Any Stock Award (other than an Option or any other Stock Award having a purchase price equal to 100% of the Fair Market Value on the date such award is made) or Cash Award that is intended as “qualified performance-based compensation” within the meaning of Section 162(m) of the Code must vest or become exercisable contingent on the achievement of one or more Qualifying Performance Criteria. Notwithstanding anything to the contrary herein, the Committee shall have the discretion to determine the time and manner of compliance with Section 162(m) of the Code as required under applicable regulations and to conform the procedures related to the Award to the requirements of Section 162(m) and may reduce the number of Shares granted or amount of cash or other property to which a Participant may otherwise have been entitled with respect to an Award designed to qualify as performance-based compensation under Section 162(m).

16. Taxes.

(a) As a condition of the grant, vesting or exercise of an Option, Stock Award or Cash Award granted under the Plan or issuance of Shares under the Plan, the Participant (or in the case of the Participant’s death, the person exercising the Option or Stock Award) shall make such arrangements as the Administrator may require for the satisfaction of any applicable federal, state, local or foreign withholding tax obligations that may arise in connection with such grant, vesting or exercise of the Option, Stock Award or Cash Award and the issuance of Shares. The Company shall not be required to issue any Shares or pay any cash under the Plan until such obligations are satisfied.

(b) In the case of an Employee and in the absence of any other arrangement, the Employee shall be deemed to have directed the Company to withhold or collect from his or her compensation an amount sufficient to satisfy such tax obligations from the next payroll payment otherwise payable after the date of an exercise of the Option or Stock Award.

(c) In the case of Participant other than an Employee (or in the case of an Employee where the next payroll payment is not sufficient to satisfy such tax obligations, with respect to any remaining tax obligations), in the absence of any other arrangement and to the extent permitted under the Applicable Laws, the Participant shall be deemed to have elected to have the Company withhold from the Shares to be issued upon exercise of the Option or Stock Award that number of Shares having a Fair Market Value determined as of the applicable Tax Date (as defined below) or that amount of cash to be paid pursuant to a Cash Award equal to the minimum statutory amounts required to be withheld. For purposes of this Section 16, the Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined under the Applicable Laws (the “Tax Date”).

(d) If permitted by the Administrator, in its discretion, a Participant may satisfy his or her tax withholding obligations upon exercise of an Option or Stock Award by surrendering to the Company Shares that (i) in the case of Shares previously acquired from the Company, have been owned by the Participant for more than six (6) months on the date of surrender, and (ii) have a Fair Market Value determined as of the applicable Tax Date equal to the minimum statutory amounts required to be withheld.

(e) Any election or deemed election by a Participant to have Shares or cash withheld to satisfy tax withholding obligations under Section 16(c) or (d) above shall be irrevocable as to the particular Shares or cash as to which the election is made and shall be subject to the consent or disapproval of the Administrator. Any election by a Participant under Section 16(d) above must be made on or prior to the applicable Tax Date.

(f) In the event an election to have Shares withheld is made by a Participant and the Tax Date is deferred under Section 83 of the Code because no election is filed under Section 83(b) of the Code, the Participant shall receive the full number of Shares with respect to which the Option or Stock Award is exercised but such Participant shall be unconditionally obligated to tender back to the Company the proper number of Shares on the applicable Tax Date.

17. Adjustments Upon Changes in Capitalization, Merger or Certain Other Transactions.

(a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option or Stock Award, the number of shares of Common Stock that have been authorized for issuance under the Plan but as to which no Options or Stock Awards have yet been granted or that have been returned to the Plan upon cancellation or expiration of an Option or Stock Award, and the number of shares set forth in Sections 3(c) and 8 above, as well as the price per share of Common Stock covered by each such outstanding Option or Stock Award, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination, recapitalization or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option or Stock Award.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Board shall notify the Participant at least 15 days prior to such proposed action. To the extent it has not been previously exercised, the Option or Stock Award will terminate immediately prior to the consummation of such proposed action unless otherwise determined by the Administrator.

(c) Change in Control. In the event there is a Change in Control of the Company, as determined by the Board or a Committee, the Board or Committee may, in its discretion, (i) provide for the assumption or substitution of, or adjustment to, each outstanding Award; (ii) accelerate the vesting of Options and terminate any restrictions on Cash Awards or Stock Awards; and/or (iii) provide for termination of Awards as a result of the Change in Control on such terms and conditions as it deems appropriate, including providing for the cancellation of Awards for a cash payment to the Participant. For purposes of this Section 17(c), an Option or a Stock Award shall be considered assumed, without limitation, if, at the time of issuance of the stock or other consideration upon such merger or sale of assets, each holder of an Option or a Stock Award would be entitled to receive upon exercise of the Option or Stock Award the same number and kind of shares of stock or the same amount of property, cash or securities as such holder would have been entitled to receive upon the occurrence of such transaction if the holder had been, immediately prior to such transaction, the holder of the number of Shares of Common Stock covered by the Option or the Stock Award at such time (after giving effect to any adjustments in the number of Shares covered by the Option or Stock Award as provided for in this Section 17).

(d) Certain Distributions. In the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (other than dividends payable in cash or stock of the Company) without receipt of consideration by the Company, the Administrator may, in its discretion, appropriately adjust the price per share of Common Stock covered by each outstanding Option or Stock Award to reflect the effect of such distribution.

18. Non-Transferability of Awards. Except as set forth in this Section 18, Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution; provided however that Awards may be transferred by instrument to an inter vivos or testamentary trust in which the Awards are to be passed to beneficiaries upon the death of the trustor (settlor) or by gift or pursuant to domestic relations orders to “Immediate Family Members” (as defined below) of the Participant. “Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests. The designation of a beneficiary by a Participant will not constitute a transfer. An Option or Stock Award may be exercised, during the lifetime of the holder of an Option or Stock Award, only by such holder or a transferee permitted by this Section 18.

19. Time of Granting Awards. The date of grant of an Award shall, for all purposes, be the date on which the Administrator makes the determination granting such Award, or such other date as is determined by the Board; provided, however, that in the case of any Incentive Stock Option, the grant date shall be the later of the date on which the Administrator makes the determination granting such Incentive Stock Option or the date of commencement of the Optionee’s employment relationship with the Company. Notice of the determination shall be given to each Employee or Consultant to whom an Award is so granted within a reasonable time after the date of such grant.

20. Amendment and Termination of the Plan.

(a) Authority to Amend or Terminate. The Board may at any time amend, alter, suspend or discontinue the Plan, but no amendment, alteration, suspension or discontinuation shall be made that would impair the rights of any Optionee or holder of Stock Awards or Cash Awards under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with the Applicable Laws, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required. In addition, unless approved by the stockholders of the Company, no amendment shall be made that would result in a repricing of Options by (x) reducing the exercise price of outstanding Options or (y) canceling an outstanding Option held by a Participant and re-granting to the Participant a new Option with a lower exercise price, in either case other than in connection with a change in the Company’s capitalization pursuant to Section 17(a) of the Plan.

(b) Effect of Amendment or Termination. No amendment or termination of the Plan shall adversely affect Options, Stock Awards or Cash Awards already granted, unless mutually agreed otherwise between the Optionee or holder of Stock Awards or Cash Awards and the Board, which agreement must be in writing and signed by the Optionee or holder of Stock Awards or Cash Awards and the Company.

21. Conditions upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option or Stock Award unless the exercise of such Option or Stock Award and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any Stock Exchange. Notwithstanding any other provision of the Plan or any agreement entered into by the Company pursuant to the Plan, the Company shall not be obligated, and shall have no liability for failure, to issue or deliver any Shares under the Plan unless such issuance or delivery would comply with the Applicable Laws, with such compliance determined by the Company in consultation with its legal counsel.

As a condition to the exercise of an Option or Stock Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by law.

22. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

23. Agreements. Options, Stock Awards and Cash Awards shall be evidenced by written Option Agreements, Stock Award Agreements and Cash Award Agreements, respectively, in such form(s) as the Administrator shall approve from time to time.

24. Stockholder Approval. If required by Applicable Laws, continuance of the Plan shall be subject to approval by the stockholders of the Company within twelve months before or after the date the Plan is adopted. Such stockholder approval shall be obtained in the degree and manner required under the Applicable Laws. All Options, Stock Awards and Cash Awards issued under the Plan shall become void in the event such approval is not obtained.

25. Governing Law. The Plan and all determinations made and actions taken pursuant hereto shall be governed by the substantive laws, but not the choice of law rules, of the state of Delaware.

APPENDIX B

The Company anticipates that the number of shares reserved for issuance under the 2000 Directors’ Stock Option Plan will be registered under the Securities Act of 1933, as amended, on Form S-8 as soon as practicable after receipt of approval of the amendments to this plan by the Company’s stockholders.

RITA MEDICAL SYSTEMS, INC.

2000 DIRECTORS’ STOCK PLAN

Amended                      , 2005

1. Purposes of the Plan. The purposes of this Directors’ Stock Plan are to attract and retain the best available personnel for service as Directors of the Company, to provide additional incentive to the Outside Directors of the Company to serve as Directors, and to encourage their continued service on the Board.

All options granted hereunder shall be nonstatutory stock options.

2. Definitions. As used herein, the following definitions shall apply:

(a) “Applicable Laws” means the legal requirements relating to the administration of stock option and restricted stock plans under applicable U.S. state corporate laws, U.S. federal and applicable state securities laws, the Code, any Nasdaq National Market or stock exchange rules or regulations and the applicable laws of any other country or jurisdiction where Options or Stock Awards are granted under the Plan, as such laws, rules, regulations and requirements shall be in place from time to time.

(b) “Award” means an Option or Stock Award granted under the Plan.

(c) “Board” means the Board of Directors of the Company.

(d) “Change of Control” means any of the following, unless the Board provides otherwise:

(i) any merger or consolidation in which the Company shall not be the surviving entity (or survives only as a subsidiary of another entity whose stockholders did not own all or substantially all of the Common Stock in substantially the same proportions as immediately prior to such transaction),

(ii) the sale of all or substantially all of the Company’s assets to any other person or entity (other than a wholly-owned subsidiary),

(iii) the acquisition of beneficial ownership of a controlling interest (including, without limitation, power to vote) the outstanding shares of Common Stock by any person or entity (including a “group” as defined by or under Section 13(d)(3) of the Exchange Act), or

(iv) a contested election of Directors, as a result of which or in connection with which the persons who were Directors before such election or their nominees (the “Incumbent Directors”) cease to constitute a majority of the Board; provided however that if the election, or nomination for election by the Company’s stockholders, of any new director was approved by a vote of at least fifty percent (50%) of the Incumbent Directors, such new Director shall be considered as an Incumbent Director.

(e) “Code” means the Internal Revenue Code of 1986, as amended.

(f) “Common Stock” means the Common Stock of the Company.

(g) “Committee” means any committee of the Board established from time to time by the Board.

(h) “Company” means RITA Medical Systems, Inc., a Delaware corporation.

(i) “Continuous Status as a Director” means the absence of any interruption or termination of service as a Director.

(j) “Director” means a member of the Board.

(k) “Employee” means any person, including any officer or Director, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director’s fee by the Company shall not be sufficient in and of itself to constitute “employment” by the Company.

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m) “Option” means a stock option granted pursuant to the Plan. All options shall be nonstatutory stock options (i.e., options that are not intended to qualify as incentive stock options under Section 422 of the Code).

(n) “Optioned Stock” means the Common Stock subject to an Option.

(o) “Optionee” means an Outside Director who receives an Option.

(p) “Outside Director” means a Director who is not an Employee.

(q) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(r) “Plan” means this 2000 Directors’ Stock Plan, as amended.

(s) “Retainer” means any retainer paid from time to time by the Company to its Outside Directors as an annual retainer, a retainer in connection with committee service or as a special-purpose retainer.

(t) “Share” means a share of the Common Stock, as adjusted in accordance with Section 11 of the Plan.

(u) “Stock Award” means Shares issued in payment of a Retainer under Section 13 of the Plan.

(v) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Stock Subject to the Plan. Subject to the provisions of Section 11 of the Plan, the maximum aggregate number of Shares which may be issued or sold under the Plan is 1,000,000 Shares of Common Stock (the “Pool”). The Shares may be authorized, but unissued, or reacquired Common Stock.

If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan has been terminated, become available for future grant under the Plan. Any Shares of Common Stock that are retained by the Company upon exercise of an Option in order to satisfy the exercise price for such Option, or any withholding taxes due with respect to such exercise, shall not continue to be available for issuance under the Plan. If Shares that were acquired upon exercise of an Option are subsequently repurchased by the Company, such Shares shall not in any event be returned to the Plan and shall not become available for future grant under the Plan.

4. Administration of Awards under the Plan.

(a) Administrator. Except as otherwise required herein, the Plan shall be administered by the Board.

(b) Powers of the Board. Subject to the provisions and restrictions of the Plan, the Board shall have the authority, in its discretion: (i) to determine, upon review of relevant information and in accordance with Section 8(b) of the Plan, the fair market value of the Common Stock; (ii) to determine the exercise price per Share of Options to be granted, which exercise price shall be determined in accordance with Section 8 of the Plan; (iii) to interpret the Plan; (iv) to prescribe, amend and rescind rules and regulations relating to the Plan; (v) to establish (separate from the Plan) the amount of any Retainer, as well as increase or decrease the amount of such Retainer and terminate the payment of any such Retainer at any time at its sole discretion, (vi) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option or Stock Award hereunder; and (vii) to make all other determinations deemed necessary or advisable for the administration of the Plan.

(c) Effect of Board’s Decision. All decisions, determinations and interpretations of the Board shall be final and binding on all Optionees and any other holders of Options, Retainers or Stock Awards granted under the Plan.

5. Grants of Options under the Plan.

(a) Procedure for Grants. All grants of Options hereunder shall be automatic and nondiscretionary and shall be made strictly in accordance with the following provisions:

(i) No person shall have any discretion to select which Outside Directors shall be granted Options or to determine the number of Shares to be covered by Options granted to Outside Directors.

(ii) Each individual who becomes an Outside Director after June 8, 2005 and subject to prior approval of the Plan by the stockholders of the Company, shall be automatically granted an Option to purchase 35,000 Shares (subject to adjustment as set forth in this Section 5(a)(ii) and Section 11 below) (the “Initial Option”) on the date on which such person first becomes an Outside Director, whether through election by the stockholders of the Company or appointment by the Board of Directors to fill a vacancy. The number of Shares to be granted subject to an Initial Option shall automatically increase on the first day of each of the Company’s fiscal years (commencing in 2006) by 3% of the number of Shares (rounded down to the nearest whole Share) subject to the Initial Option for the prior fiscal year of the Company. An Outside Director who previously was an Employee shall not receive a grant under this Section 5(a)(ii).

(iii) On the date of each Annual Meeting of the Company’s stockholders (commencing with the Annual Meeting of the Company’s stockholders for 2005 and subject to approval of the Plan by the stockholders of the Company at such meeting) immediately following which an Outside Director is serving on the Board, and provided that, as of such date, he or she shall have served on the Board for at least six (6) months, each eligible Outside Director shall be automatically granted an Option to purchase 20,000 Shares (subject to adjustment as set forth in this Section 5(a)(iii) and Section 11 below) (the “Annual Option”); provided that if the Outside Director is the Chairman of the Board of the Company immediately following such Annual Meeting, the Annual Option for such Outside Director will be to purchase 30,000 Shares (subject to adjustment as set forth in this Section 5(a)(iii) and Section 11 below). The number of Shares to be granted subject to an Annual Option (including the number of Shares subject to the Annual Option granted to any person serving as Chairman of the Board) shall automatically increase during each successive year (commencing with 2006) by 3% of the number of Shares (rounded down to the nearest whole Share) subject to the Annual Option as of the prior year. An Outside Director who previously was an Employee shall be eligible to receive grants under this Section 5(a)(iii).

(iv) Each Outside Director who is serving as a member of a Committee of the Board (including the chairperson) immediately following each Annual Meeting of the Company’s stockholders (commencing with the Annual Meeting of the Company’s stockholders for 2005 and subject to approval of the Plan by the stockholders of the Company at such meeting) shall be automatically granted an Option to purchase 5,000 Shares (subject to adjustment as set forth in this Section 5(a)(iv) and Section 11 below) (the “Annual Committee Option”) on the date of such Annual Meeting of the Company’s stockholders. The number of Shares to be granted subject to an Annual Committee Option shall automatically increase during each successive year (commencing with 2006) by 3% of the number of Shares (rounded down to the nearest whole Share) subject to the Annual Committee Option as of the prior year.

(v) Each Outside Director who is serving as a chairperson of a Committee of the Board immediately following each Annual Meeting of the Company’s stockholders (commencing with the Annual Meeting of the Company’s stockholders for 2005 and subject to approval of the Plan by the stockholders of the Company at such meeting) shall be automatically granted (in addition to any Annual Committee Option to which such Outside Director is entitled under Section 5(a)(iv) above) an Option to purchase 2,000 Shares (subject to adjustment as set forth in this Section 5(a)(v) and Section 11 below) (the “Annual Committee Chair Option”) on the date of such Annual Meeting of the Company’s stockholders. The number of Shares to be granted subject to an Annual Committee Chair Option shall automatically increase during each successive year (commencing with 2006) by 3% of the number of Shares (rounded down to the nearest whole Share) subject to the Annual Committee Chair Option as of the prior year.

(vi) Notwithstanding the provisions of subsections (ii), (iii), (iv) and (v) hereof, in the event that a grant would cause the number of Shares subject to outstanding Options plus the number of Shares previously purchased upon exercise of Options and issued as Stock Awards to exceed the Pool, then each such automatic Option grant otherwise required to be made as of any date shall be for that number of Shares determined by multiplying the number of Shares subject to each such automatic Option grant otherwise required to be made as of such date by a fraction the numerator of which shall be the total number of Shares remaining available for grant as of such date and the denominator of which shall be the aggregate number of Shares subject to automatic Option grants otherwise required to be made as of such date. Any further grants shall then be deferred until such time, if any, as additional Shares become available for grant under the Plan through action of the stockholders to increase the number of Shares which may be issued under the Plan or through cancellation or expiration of Options previously granted hereunder.

(vii) Notwithstanding the provisions of subsections (ii), (iii), (iv) and (v) hereof, any grant of an Option made before the Company has obtained stockholder approval of the Plan in accordance with Section 20 hereof shall be conditioned upon obtaining such stockholder approval of the Plan in accordance with Section 20 hereof.

(viii) The terms of each Initial Option granted hereunder shall be as follows:

(1) each Initial Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in Section 9 below;

(2) the exercise price per Share of each Initial Option shall be 100% of the fair market value per Share on the date of grant of each Initial Option, determined in accordance with Section 8 hereof;

(3) subject to the Outside Director’s remaining in Continuous Status as a Director through each such date, each Initial Option shall vest and become exercisable at the rate of 1/36 of the Shares subject to the Initial Option on each monthly anniversary of the date of grant of the Initial Option.

(ix) The terms of each Annual Option, Annual Committee Option and Annual Committee Chair Option granted hereunder shall be as follows:

(1) each Annual Option, Annual Committee Option and Annual Committee Chair Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in Section 9 below;

(2) the exercise price per Share of each Annual Option, Annual Committee Option and Annual Committee Chair Option shall be 100% of the fair market value per Share on the date of grant of each Annual Option, Annual Committee Option and Annual Committee Chair Option, determined in accordance with Section 8 hereof;

(3) subject to the Outside Director’s remaining in Continuous Status as a Director through each such date, each Annual Option, Annual Committee Option and Annual Committee Chair Option shall vest and become exercisable at the rate of one hundred percent (100%) of the Shares subject to the Annual Option, Annual Committee Option and Annual Committee Chair Option, respectively, on the earlier of (i) the one year anniversary of the date of grant of the Option and (ii) the date immediately preceding the date of the Annual Meeting of the Company’s stockholders for the year following the year of grant for such Option.

(b) Suspension or Termination of Option. If the Chairman of the Board or his or her designee (including a designee appointed by the Board in the event of alleged misconduct by the Chairman of the Board) reasonably believes that an Optionee has committed an act of misconduct, the Chairman of the Board or his or her designee may suspend the Optionee’s right to exercise any option pending a determination by the Board (excluding the Outside Director accused of such misconduct). If the Board (excluding the Outside Director accused of such misconduct) determines an Optionee has committed an act of embezzlement, fraud, dishonesty, nonpayment of an obligation owed to the Company, breach of fiduciary duty or deliberate disregard of the Company rules resulting in loss, damage or injury to the Company, or if an Optionee makes an unauthorized disclosure of any Company trade secret or confidential information, engages in any conduct constituting unfair competition, induces any Company customer to breach a contract with the Company or induces any principal for whom the Company acts as agent to terminate such agency relationship, neither the Optionee nor his or her estate shall be entitled to exercise any Option whatsoever. In making such determination, the Board of Directors (excluding the Outside Director accused of such misconduct) shall act fairly and shall give the Optionee an opportunity to appear and present evidence on Optionee’s behalf at a hearing before the Board or a committee of the Board.

6. Eligibility. Awards may be granted only to Outside Directors. All Options shall be automatically granted in accordance with the terms set forth in Section 5(a) above. An Outside Director who has been granted an Option may, if he or she is otherwise eligible, be granted an additional Option or Options in accordance with such provisions.

The Plan shall not confer upon any Optionee any right with respect to continuation of service as a Director or nomination to serve as a Director or on a Committee of the Board, nor shall it interfere in any way with any rights which the Director or the Company may have to terminate his or her directorship at any time.

7. Term of Options. The term of each Option shall be ten (10) years from the date of grant thereof unless an Option terminates sooner pursuant to Section 9 below.

8. Exercise Price and Consideration.

(a) Exercise Price. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be 100% of the fair market value per Share on the date of grant of the Option.

(b) Fair Market Value. The fair market value shall be determined by the Board; provided however that in the event the Common Stock is traded on the Nasdaq National Market or listed on a stock exchange, the fair market value per Share shall be the closing sales price on such system or exchange on the date of grant of the Option (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date), as reported in The Wall Street Journal, or if there is a public market for the Common Stock but the Common Stock is not traded on the Nasdaq National Market or listed on a stock exchange, the fair market value per Share shall be the mean of the bid and asked prices of the Common Stock in the over-the-counter market on the date of grant, as reported in The Wall Street Journal (or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotation (“Nasdaq”) System).

(c) Form of Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option shall consist entirely of (i) cash, (ii) check, (iii) other Shares of Common Stock having a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which the Option shall be exercised (which, if acquired from the Company, shall have been held for at least six months), (iv) if as of the date of exercise of an Option the Company then is permitting Optionees to engage in a “same-day sale” cashless-brokered exercise program involving one or more brokers, through such a program that complies with the Applicable Laws (including without limitation the requirements of Regulation T and other applicable regulations promulgated by the Federal Reserve Board) and that ensures prompt delivery to the Company of the amount required to pay the exercise price and any applicable withholding taxes or (v) any combination of such methods of payment and/or any other consideration or method of payment as shall be permitted under the Applicable Laws.

9. Exercise of Option.

(a) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable at such times as are set forth in Section 5(a) above; provided however that no Options shall be exercisable prior to stockholder approval of the Plan in accordance with Section 20 below has been obtained.

An Option may not be exercised for a fraction of a Share.

An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment (in a manner complying with Section 8(c)) for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may consist of any consideration and method of payment allowable under Section 8(c) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. A share certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11 of the Plan.

Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b) Termination of Continuous Status as a Director. If an Outside Director ceases to serve as a Director, he or she may, but only within ninety (90) days after the date he or she ceases to be a Director of the Company, exercise his or her Option to the extent that he or she was vested in the Optioned Stock at the date of such termination. Notwithstanding the foregoing, in no event may the Option be exercised after its term set forth in Section 7 has expired. To the extent that such Outside Director was not vested in the Optioned Stock at the date of such termination, or does not exercise such Option (to the extent he or she was entitled to exercise) within the time specified above, the Option shall terminate and the Shares underlying the unexercised portion of the Option shall revert to the Plan.

(c) Disability of Optionee. Notwithstanding Section 9(b) above, in the event a Director is unable to continue his or her service as a Director with the Company as a result of his or her total and permanent disability (as defined in Section 22(e)(3) of the Code), he or she may, but only within twelve (12) months from the date of such termination, exercise his or her Option to the extent he or she was vested in the Option Stock at the date of such termination. Notwithstanding the foregoing, in no event may the Option be exercised after its term set forth in Section 7 has expired. To the extent that he or she was not vested in the Optioned Stock at the date of termination, or if he or she does not exercise such Option (to the extent he or she was entitled to exercise) within the time specified above, the Option shall terminate and the Shares underlying the unexercised portion of the Option shall revert to the Plan.

(d) Death of Optionee. In the event of the death of an Optionee: (A) during the term of the Option who is, at the time of his or her death, a Director of the Company and who shall have been in Continuous Status as a Director since the date of grant of the Option, or (B) three (3) months after the termination of Continuous Status as a Director, the Option may be exercised, at any time within twelve (12) months following the date of death, by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Director was vested in the Optioned Stock at the date of death or the date of termination, as applicable. Notwithstanding the foregoing, in no event may the Option be exercised after its term set forth in Section 7 has expired. To the extent that an Optionee was not vested in the Optioned Stock at the date of death or termination or if he or she does not exercise such Option (to the extent he or she was entitled to exercise) within the time specified above, the Option shall terminate and the Shares underlying the unexercised portion of the Option shall revert to the Pool.

10. Nontransferability of Options. An Option generally may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution or pursuant to a qualified domestic relations order (as defined by the Code or the rules thereunder); provided however that Options may be transferred by instrument to an inter vivos or testamentary trust in which the Options are to be passed to beneficiaries upon the death of the trustor (settlor) or by gift or pursuant to domestic relations orders to “Immediate Family Members” (as defined below) of the Optionee. “Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Optionee) control the management of assets, and any other entity in which these persons (or the Optionee) own more than fifty percent of the voting interests. The designation of a beneficiary by an Optionee does not constitute a transfer. An Option may be exercised during the lifetime of an Optionee only by the Optionee or a transferee permitted by this Section.

11. Adjustments Upon Changes in Capitalization; Corporate Transactions.

(a) Adjustment. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option, the number of Shares of Common Stock set forth in Sections 5(a)(ii), (iii), (iv) and (v) above, and the number of Shares of Common Stock which have been authorized for issuance under the Plan but which have not been issued or as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per Share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued Shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock (including any such change in the number of Shares of Common Stock effected in connection with a change in domicile of the Company) or any other increase or decrease in the number of issued Shares of Common Stock effected without receipt of consideration by the Company; provided however that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock issued under the Plan or subject to an Option granted under the Plan.

(b) Change of Control. In the event of any transaction that qualifies as a Change of Control and notwithstanding whether or not outstanding Options are assumed, substituted for or terminated in connection with the transaction, the vesting of each outstanding Option shall accelerate in full such that each Optionee shall have the right to exercise his or her Option as to all of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable, immediately prior to consummation of the transaction.

For purposes of this Section 11(b), an Option shall be considered assumed, without limitation, if, at the time of issuance of the stock or other consideration upon such Change of Control, each Optionee would be entitled to receive upon exercise of an Option the same number and kind of shares of stock or the same amount of property, cash or securities as the Optionee would have been entitled to receive upon the occurrence of such transaction if the Optionee had been, immediately prior to such transaction, the holder of the number of Shares of Common Stock covered by the Option at such time (after giving effect to any adjustments in the number of Shares covered by the Option as provided for in this Section 11); provided however that if such consideration received in the transaction was not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the Option to be solely common stock of the successor corporation or its Parent equal to the Fair Market Value of the per Share consideration received by holders of Common Stock in the transaction.

(c) Certain Distributions. In the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (other than dividends payable in cash or stock of the Company) without receipt of consideration by the Company, the Administrator may, in its discretion, appropriately adjust the price per Share of Common Stock covered by each outstanding Option to reflect the effect of such distribution.

12. Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date determined in accordance with Section 5(a) hereof. Notice of the determination shall be given to each Outside Director to whom an Option is so granted within a reasonable time after the date of such grant.

13. Annual Retainer Program.

(a) Annual Retainer. During any period (beginning as of January 1, 2006) in which the Company is paying a Retainer, each Outside Director shall be eligible to receive payment of such Retainer in the form of Shares issued subject to a Stock Award under this Plan by electing to accept payment of the Retainer in fully-vested Shares as provided for in this Section 13. Payment of a Retainer shall be made on a quarterly basis and shall be made with respect to service provided for a fiscal quarter as soon as practical after the last trading day of the applicable quarter (typically on the first trading day of the next succeeding fiscal quarter), provided that to be eligible to receive such payment the Outside Director must have continuously served as an Outside Director throughout the quarter and on the first trading day of the next fiscal quarter.

(b) Payment of Retainer in Shares in Lieu of Cash Compensation. With respect to the quarterly payments of the Retainer payable under this Plan, each Outside Director, at his or her election, has the right to elect to accept payment in fully vested Shares of the Company’s Common Stock equal to any percent of the dollar value of the Retainer; provided that the Board may limit the percentage that may be specified by an Outside Director. With respect to any Retainer payable for a calendar-year period, each Outside Director must make this election for each respective one (1) year period of the Plan before or during the fourth fiscal quarter preceding the beginning of the next succeeding one-year period (or at such other time or during such other period as determined by the Board). The election shall be made on the form attached hereto. An individual who first becomes eligible to receive a Retainer after the beginning of a calendar year shall make the election for his or her initial period of receipt of the Retainer on or prior to the date on which he or she first becomes eligible to receive the Retainer. To the extent that an Outside Director fails to make an election to receive payment of a Retainer in fully vested Shares hereunder, or to the extent that an Outside Director elects to be paid in fully vested Shares as to less than 100% of the value of the Retainer, he or she shall be paid for the Retainer in cash or in such form of consideration as the Board shall otherwise establish with respect to the Retainer.

The number of Shares issued each quarter will equal the dollar amount of the Retainer to be taken in Shares, divided by 100 percent of the fair market value of the Shares on the first trading day after the end of each fiscal quarter for which the Retainer is due (such date, the “Payment Date”); provided however that to the extent stockholder approval of any amendment to the Plan is required before payment of all or any portion of a Retainer payment can be made hereunder, then the applicable Payment Date with respect to such payment shall be the date of such stockholder approval. The fair market value shall be determined to be the closing sale price of the Shares on the Payment Date as such price is reported by the Nasdaq National Market (or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotation System), or in the event the Common Stock is listed on a stock exchange, the fair market value shall be the closing sale price on such exchange on the Payment Date. No fractional Shares will be issued. The number of Shares issued will be rounded down to the nearest number of whole Shares.

In addition, in the event that the total number of Shares reserved for issuance hereunder shall be insufficient to allow the Company to issue the full number of Shares otherwise required pursuant to existing elections made by participating Outside Directors to receive the Retainer in Shares, then the Company shall make a pro rata allocation among participating Outside Directors of the Shares available for issuance on such date or dates upon which it would otherwise be required to issue such Shares and pay the remainder of the amount owed with respect to the Retainers in cash (unless and until additional Shares become available for grant hereunder).

The Shares will be issued in accordance with the instructions provided by the Outside Director on the form attached hereto.

14. Term of Plan; Effective Date. The Plan shall continue in effect for a term of ten (10) years from the date of amendment by the stockholders of the Company unless sooner terminated under Section 15 of the Plan.

15. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may at any time amend, alter, suspend or discontinue the Plan, but no amendment, alteration, suspension or discontinuation shall be made that would impair the rights of any Optionee or holder of Stock Awards or Retainers under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with the Applicable Laws, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

(b) Effect of Amendment or Termination. Any such amendment or termination of the Plan that would impair the rights of any Optionee shall not affect Options already granted such Optionee or determined for such participant and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee or participant and the Board, which agreement must be in writing and signed by the Optionee or effected participant and the Company.

16. Conditions Upon Issuance of Shares. Notwithstanding any other provision of the Plan or any agreement entered into by the Company pursuant to the Plan, the Company shall not be obligated, and shall have no liability for failure, to issue or deliver any Shares under the Plan unless such issuance or delivery would comply with all Applicable Laws. Such compliance shall be determined by the Company in consultation with its legal counsel.

As a condition to the exercise of an Option or the issuance of any Shares hereunder, the Company may require the person exercising such Option or receiving such Shares to represent and warrant at the time of any such exercise or issuance that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by law.

17. Policy on Purchase and Sale of Shares. Each Director will comply with respect to any Shares issued under the Plan with all stock ownership guidelines, including but not limited to the Company’s insider trading policy, established by the Company from time to time.

18. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

19. Award Agreement. Awards shall be evidenced by written award agreements in such form as the Board shall approve.

20. Stockholder Approval. If required by the Applicable Laws, adoption, amendment or continuance of the Plan shall be subject to approval by the stockholders of the Company. Such stockholder approval shall be obtained in the manner and to the degree required under the Applicable Laws.

21. Governing Law. The Plan and all determinations made and actions taken pursuant hereto shall be governed by the substantive laws, but not the choice of law rules, of the state of Delaware.

RITA MEDICAL SYSTEMS, INC.

2000 DIRECTORS’ STOCK OPTION PLAN

NOTICE OF STOCK OPTION GRANT

«Optionee»

«OptioneeAddress1»

«OptioneeAddress2»

You have been granted an option to purchase Common Stock of RITA Medical Systems, Inc. (the “Company”) as follows:

Date of Grant	«GrantDate»

Vesting Commencement Date	«VestingStartDate»

Exercise Price per Share	«ExercisePrice»

Total Number of Shares Granted	«SharesGranted»

Total Exercise Price	«TotalExercisePrice»

Expiration Date	«ExpirDate»

Vesting Schedule:	This Option may be exercised, in whole or in part, in accordance with the following schedule: [1/36 of the Option Shares shall vest and be exercisable on each monthly anniversary of the Vesting Commencement Date] [100% of the Option Shares shall vest and be exercisable on the earlier of (i) the one year anniversary of the date of grant of this Option and (ii) the date immediately preceding the date of the annual meeting of the Company’s stockholders for the year following the year of grant of this Option].

Termination Period:	This Option may be exercised for 90 days after termination of Optionee’s Continuous Status as a Director, or such longer period as may be applicable upon death or Disability of Optionee as provided in the Plan, but in no event later than the Expiration Date as provided above.

By your signature and the signature of the Company’s representative below, you and the Company agree that this option is granted under and governed by the terms and conditions of the 2000 Directors’ Stock Option Plan and the Nonstatutory Stock Option Agreement, all of which are attached and made a part of this document.

OPTIONEE:	RITA MEDICAL SYSTEMS, INC.

By:
Signature
Title:

Print Name

RITA MEDICAL SYSTEMS, INC.

NONSTATUTORY STOCK OPTION AGREEMENT

1. Grant of Option. The Board of Directors of the Company hereby grants to the Optionee named in the Notice of Stock Option Grant attached as Part I of this Agreement (the “Optionee”), an option (the “Option”) to purchase a number of Shares, as set forth in the Notice of Stock Option Grant, at the exercise price per share set forth in the Notice of Stock Option Grant (the “Exercise Price”‘), subject to the terms and conditions of the 2000 Directors’ Stock Option Plan (the “Plan”), which is incorporated herein by reference. (Capitalized terms not defined herein shall have the meanings ascribed to such terms in the Plan.) In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Nonstatutory Stock Option Agreement, the terms and conditions of the Plan shall prevail.

2. Exercise of Option.

(a) Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Stock Option Grant and the applicable provisions of the Plan and this Nonstatutory Stock Option Agreement. In the event of Optionee’s death, disability or other termination of Optionee’s service as a Director, the exercisability of the Option is governed by the applicable provisions of the Plan and this Nonstatutory Stock Option Agreement.

(b) Method of Exercise. This Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit A (the “Exercise Notice”), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with all relevant provisions of law and the requirements of any stock exchange or quotation service upon which the Shares are then listed. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.

3. Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

(a) cash;

(b) check;

(c) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price; or

(d) surrender of other Shares which (i) in the case of Shares acquired directly or indirectly from the Company, have been owned by the Optionee for more than six (6) months on the date of surrender, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares.

4. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution or pursuant to a domestic relations order (as defined by the Code or the rules thereunder); provided however that this Option may be transferred by instrument to an inter vivos or testamentary trust in which this Option is to be passed to beneficiaries upon the death of the trustor (settlor) or by gift or pursuant to domestic relations orders to “Immediate Family Members” (as defined below) of the Optionee. “Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Optionee) control the management of assets, and any other entity in which these persons (or the Optionee) own more than fifty percent of the voting interests. and may be exercised during the lifetime of Optionee only by the Optionee or a transferee permitted by Section 10 of the Plan. The designation of a beneficiary by the Optionee does not constitute a transfer. The terms of the Plan and this Nonstatutory Stock Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

5. Term of Option. This Option may be exercised only within the term set out in the Notice of Stock Option Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Nonstatutory Stock Option Agreement.

6. Tax Consequences. Set forth below is a brief summary of certain federal tax consequences relating to this Option under the law in effect as of the date of grant. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. OPTIONEE SHOULD CONSULT HIS OR HER OWN TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

(a) Exercising the Option. Since this Option does not qualify as an incentive stock option under Section 422 of the Code, the Optionee may incur regular federal income tax liability upon exercise. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the Exercised Shares on the date of exercise over their aggregate Exercise Price.

(b) Disposition of Shares. If the Optionee holds the Option Shares for more than one year, gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.

By your signature and the signature of the Company’s representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Nonstatutory Stock Option Agreement. Optionee has reviewed the Plan and this Nonstatutory Stock Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Nonstatutory Stock Option Agreement and fully understands all provisions of the Plan and Nonstatutory Stock Option Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Nonstatutory Stock Option Agreement.

RITA MEDICAL SYSTEMS, INC.

By:
«Optionee»
Title:

CONSENT OF SPOUSE

The undersigned spouse of Optionee has read and hereby approves the terms and conditions of the Plan and this Nonstatutory Stock Option Agreement. In consideration of the Company’s granting his or her spouse the right to purchase Shares as set forth in the Plan and this Nonstatutory Stock Option Agreement, the undersigned hereby agrees to be irrevocably bound by the terms and conditions of the Plan and this Nonstatutory Stock Option Agreement and further agrees that any community property interest shall be similarly bound. The undersigned hereby appoints the undersigned’s spouse as attorney-in-fact for the undersigned with respect to any amendment or exercise of rights under the Plan or this Nonstatutory Stock Option Agreement.

Spouse of Optionee

EXHIBIT A

NOTICE OF EXERCISE

To:	RITA Medical Systems, Inc.

Attn:	Stock Option Administrator

Subject:	Notice of Intention to Exercise Stock Option

This is official notice that the undersigned (“Optionee”) intends to exercise Optionee’s option to purchase              shares of RITA Medical Systems, Inc. Common Stock, under and pursuant to the Company’s 2000 Directors’ Stock Option Plan and the Nonstatutory Stock Option Agreement dated                     , as follows:

Grant Number:

Date of Purchase:

Number of Shares:

Purchase Price:

Method of Payment of Purchase Price:

Social Security No.:

The shares should be issued as follows:

Name:

Address:

Signed:

Date:

RITA MEDICAL SYSTEMS, INC.

[Stock Administration Department]

967 North Shoreline Boulevard

Mountain View, CA 94043

ELECTION TO RECEIVE SHARES OF COMMON STOCK

Pursuant to the terms of the RITA Medical Systems, Inc. 2000 Directors’ Stock Plan (the “Plan”), I elect to receive payment of             % [indicate percent] of my annual retainer for the period of                      -                      in shares of the Company’s Common Stock.

I understand that I cannot revoke this election for the period indicated above. I further understand that I must execute a new election for each subsequent year under the Plan prior to the beginning of each one-year period as set forth in the Plan document.

If I elected above to receive part or all of my Retainer paid in the Company’s Common Stock, I hereby direct the Company to [check one]:

•	hold the shares in a book entry account until I give the Company a written request directing them to issue the shares; or

•	issue the shares in my name or in the name of my family trust, as it appears below, and mail the certificate to the address indicated below:

Registration of Shares:

Address where Stock Certificate should be Mailed:

Date:
Signature

Printed Name

Please return this form to the Company’s [Stock Administration Department].

RITA MEDICAL SYSTEMS, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Joseph DeVivo and Donald Stewart, and each of them individually, each with full power of substitution, as attorney, agent and proxy to represent the undersigned at the 2005 Annual Meeting of Stockholders (the “Annual Meeting”) of RITA Medical Systems, Inc. (the “Company”) to be held at Heller Ehrman LLP located at 275 Middlefield Road, Menlo Park, CA 94025 at 9:00 a.m. local time, on Wednesday, June 8, 2005, or at any adjournment thereof, with all power which the undersigned would possess if personally present, and to vote all shares of stock of the Company which the undersigned may be entitled to vote at said Annual Meeting in the manner set forth hereon. The Board of Directors unanimously recommends your vote FOR all matters set forth on the reverse side.

(continued and to be signed on reverse side)

(continued from other side)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR NAMED IN PROPOSAL (1) AND FOR PROPOSALS (2), (3) AND (4) AS DESCRIBED HEREIN, AND WILL CONFER THE AUTHORITY SET FORTH IN PARAGRAPH 5.

1. ELECTION OF DIRECTORS:

FOR ALL of the nominees listed below

FOR ALL, EXCEPT as indicated to the contrary below

WITHHOLD AUTHORITY to vote for all of the nominees listed below

Nominees: James E. Brands, Thomas J. Dugan and Wesley E. Johnson, Jr.

(Instructions. To withhold authority to vote for any individual nominee, mark the “FOR ALL, EXCEPT” box and write the nominee’s name below.)

Exceptions:

2. APPROVAL of the 2005 Stock and Incentive Plan, as more fully described in the Proxy Statement.

FOR AGAINST ABSTAIN

3. AMENDMENTS to the 2000 Directors’ Stock Option Plan (the “Directors’ Plan”), as more fully described in the Proxy Statement.

FOR AGAINST ABSTAIN

4. RATIFICATION of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2005.

FOR AGAINST ABSTAIN

5. IN THEIR DISCRETION, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT(S) THEREOF.

Whether or not you plan to attend the Annual Meeting, please complete, date, sign and return this proxy in the envelope provided.

Receipt is hereby acknowledged of the Notice of Meeting and Proxy Statement dated May 2, 2005, as well as a copy of the Company’s Annual Report for the fiscal year ended December 31, 2004.

Dated: , 2005

(Signature of stockholder)

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give title. Each joint owner is requested to sign. If a corporation, partnership or other entity, please sign by an authorized officer or partner.

Please Detach Here

You Must Detach This Portion of the Proxy Card Before Returning it in the Enclosed Envelope